UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed in table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

TANDEM Diabetes Care

2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Miraf
diganosed 2007

Notice of Annual Meeting of Stockholders DATE May 20, 2026 TIME 3:00 p.m. Pacific Time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2026
Dear Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Tandem Diabetes Care, Inc., or the Annual Meeting, which will be held on Wednesday, May 20, 2026 at 3:00 p.m., Pacific Time. The Annual Meeting will be held virtually by live internet webcast at www.virtualshareholdermeeting.com/TNDM2026.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:
1.To elect nine directors for a one-year term expiring at the 2027 annual meeting of stockholders.
2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers.
3.To approve the Company’s 2023 Long-Term Incentive Plan, as amended, to, among other things, increase the number of shares authorized for issuance under the plan.
4.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for removal of directors with or without cause, as required by Section 141(k) of the Delaware General Corporation Law (“DGCL”).
5.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to, among other things, (i) limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the DGCL, and (ii) implement certain other changes based on updates to the DGCL.
6.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
7.To transact such other business as may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you asked to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.
By Order of the Board of Directors,

John Sheridan President and Chief Executive Officer San Diego, California Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 7, 2026

Proxy Summary
Proxy Summary

Our Annual Meeting of Stockholders Will Take Place Virtually DATE May 20, 2026 TIME 3:00 p.m. Pacific time MEETING WEB ADDRESS www.virtualshareholdermeeting.com/TNDM2026
This summary provides highlights of information contained in this Proxy Statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For more complete information regarding our 2025 financial and operating performance, please read our 2025 Annual Report on Form 10-K, or the Annual Report.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. You may submit your proxy by internet, telephone or mail.

To vote by internet before the meeting, visit www.proxyvote.com.
Vote by 11:59 p.m. E.T. on May 19, 2026 for shares held directly and by 11:59 p.m. E.T. on May 18, 2026 for shares held in a Plan. To vote by internet during the meeting, visit www.virtualshareholdermeeting.com/TNDM2026.
Have your notice or proxy card on hand and follow the instructions.

To vote by telephone, call 1-800-690-6903 by 11:59 p.m. E.T. on May 19, 2026 for shares held directly and by 11:59 p.m. E.T. on May 18, 2026 for shares held in a Plan. Have your notice or proxy card on hand and follow the instructions.

To vote by mail, mark, sign, date and return your proxy card in the postage-paid, pre-addressed envelope we have provided, or send it to:
Vote Processing,
c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717

Items to be Considered and Board Recommendations

	Item	Board’s Voting Recommendation	Page Reference

PROPOSAL 1	To elect nine directors for a one-year term expiring at the 2027 annual meeting of stockholders	FOR	7
PROPOSAL 2	To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement	FOR	14
PROPOSAL 3	To approve the Company’s 2023 Long-Term Incentive Plan, as amended, to, among other things, increase the number of shares authorized for issuance under the plan	FOR	16
PROPOSAL 4	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the removal of directors with or without cause, as required by Section 141(k) of the DGCL	FOR	25
PROPOSAL 5	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to, among other things, (i) limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the DGCL, and (ii) implement certain other changes based on updates to the DGCL	FOR	26
PROPOSAL 6	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	28

Tandem Diabetes Care	1	2026 Proxy Statement

Proxy Summary
Board Nominees

Name	Age	Independent	Audit Committee	Compensation Committee	Cybersecurity and Data Privacy Oversight Committee	Nominating and Corporate Governance Committee

Rebecca Robertson(1)	65	■		■		■
Sandra Beaver(2)	48	■	■		■
Myoungil Cha	49	■		■
Peyton Howell	59	■		■
Joao Malagueira	60	■	■
Kathleen McGroddy-Goetz	62	■			■	■
John Sheridan	70
Rajwant Sodhi	52	■			■	■
Christopher Twomey	66	■	■
1)Ms. Robertson served on the Audit Committee from May 21, 2025 through November 7, 2025.
2)Ms. Beaver was appointed to serve as a member of the Board of Directors, including as a member of the Audit Committee and Cybersecurity and Data Privacy Oversight Committee, on November 7, 2025.
Board Demographics as of March 16, 2026

Male	Female

Director Qualifications and Experience

Corporate Strategy	Digital Technology & Innovation	Global Market Development & Expansion	Market Access	Data Science

Medical Device Executive Leadership	Consumer Technology Experience & Insights	Financial Expert	Data Privacy, AI & Cybersecurity

Tandem Diabetes Care	2	2026 Proxy Statement

Proxy Summary

~$1.015 BILLION worldwide sales ~5% INCREASE worldwide pump shipments	2025 Business Highlights

•Surpassed $1 billion in 2025 worldwide sales, including record fourth quarter sales of more than $290 million
•Grew annual worldwide pump shipments to more than 126,000
•Introduced pharmacy benefit, advancing our multi-channel initiative in the United States
•Received FDA clearance of Control-IQ+ technology for people living with type 2 diabetes
•Launched global commercial rollout of t:slim X2 pump integration with Abbott’s FreeStyle Libre 3 Plus continuous glucose monitoring (CGM) sensor
•Initiated launch of Android mobile control for the Tandem Mobi insulin delivery system
•Expanded the international rollout of the Tandem Source cloud infrastructure, supporting the international expansion of Tandem Mobi and t:slim X2 mobile apps
•Entered multi-year research collaboration with UVA Center for Diabetes Technology for the development of advanced automated delivery systems

*Annual sales and gross margin for 2024 and 2023 include the effect of net sales recognition (deferrals) of $30.2 million and ($25.1) million, respectively. This relates to the accounting treatment associated with our Tandem Choice Program, which was offered from September 2022 through December 2024 and provided eligible in-warranty t:slim X2 customers a pathway to ownership of Tandem Mobi. There was no comparable adjustment for 2025.

Tandem Diabetes Care	3	2026 Proxy Statement

Proxy Summary
Executive Compensation Practice Highlights

We Pay for Performance	We Seek to Mitigate Compensation Risk

•Mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of our operational and long-term business strategy objectives	•Annual compensation assessment; retain independent compensation consultant; independent compensation committee

•Long-term equity incentive awards feature a three-year vesting schedule, with the mix of awards being 50% restricted stock units and 50% performance stock units	•Clawback policy covering both cash and equity incentive compensation

•No single-trigger cash severance or automatic vesting of equity awards based solely upon a change of control of the Company	•Stock ownership guidelines for directors and members of executive management
When designing our 2025 executive compensation program, our Compensation Committee considered a number of factors, including the business objectives established at the beginning of 2025, the 2025 budget approved by our board of directors, and the intense competition for talent within the medical device and technology industries.
In making compensation decisions for 2025, the Committee focused on several key factors of our executive compensation program, including stockholder feedback, a peer group analysis performed by our independent compensation consultant, a review of total Named Executive Officer (NEO) compensation compared to our peer group, and allocating a meaningful proportion of the total cash compensation opportunity to our annual short-term cash incentive plan and to longer-term incentive equity awards. Effective in 2025, the benchmark target for total executive compensation was reduced to the 50th percentile from the 60th percentile of our peer group, based on the continued maturation of our compensation practices in alignment with company growth and shareholder feedback.
Based on the information provided by our independent compensation consultants, the 2025 executive compensation program for our NEOs generally consisted of a:
•Base salary: The NEOs received base salary increases ranging between 3% and 8%. Increases of 3% reflect standard merit increases. Increases greater than 3% reflect market adjustments for NEOs who were below the 50th percentile of our peer group. An 8% increase was awarded to our CEO, which brought him to approximately 5% below the 50th percentile of our peer group. This increase took into consideration that no salary increases were provided to NEOs in 2023 and 3% merit increases were provided in 2024, as a commitment to driving greater leverage in the business alongside new product launches and the Company’s continued focus on achieving operating margin goals.
•Short-term cash incentive program: Based on the Company’s financial performance, product development achievements and customer satisfaction scores compared to objectives set at the beginning of 2025, our NEOs were awarded cash bonuses at 87% of target.
•Long-term equity incentive program: The weighting of our non-CEO NEOs’ long-term equity incentive compensation aligns with our CEO’s long-term equity incentive compensation, and is evenly split between a total stockholder return metric and an Adjusted EBITDA margin objective (see definition of Adjusted EBITDA in the Executive Compensation Tables section). The Company’s performance compared to these target metrics will be determined at the end of 2027.
•Other benefits: Our NEOs are based in the United States and may participate in our health and welfare benefit programs including medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.
For additional information, see the “Compensation Discussion and Analysis” section of this Proxy Statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	4	2026 Proxy Statement

General Information
GENERAL INFORMATION
These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Tandem Diabetes Care, Inc. for use during the 2026 annual meeting of stockholders, or the Annual Meeting, to be held on Wednesday, May 20, 2026, at 3:00 p.m. Pacific time, and at any adjournment or postponement thereof. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we,” “us,” “our” or the “Company.”
Notice of Internet Availability of Proxy Materials
This Proxy Statement, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or the Annual Report, filed with the U.S. Securities and Exchange Commission, or SEC, on February 19, 2026, is being made available to stockholders at www.proxyvote.com. The Annual Report is not a part of the proxy solicitation material. This Proxy Statement is being made available to stockholders on April 7, 2026. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice before May 6, 2026. We may send you a proxy card, along with a second Notice, on or after April 17, 2026.
Under SEC’s “notice and access” rules, we are providing access to the proxy materials for the Annual Meeting on the internet. Accordingly, on April 7, 2026, we are mailing a Notice of Internet Availability of Proxy Materials, or Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials and how to vote your shares through the internet, by telephone, or by mail. Please review the proxy materials before voting.
Stockholders Entitled to Vote
Stockholders of record at the close of business on March 23, 2026 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting and at any adjournment or postponement thereof. As of the Record Date, 68,504,233 shares of our Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock owned at the Record Date.
How to Vote
If you are a stockholder of record, you may vote by proxy through the internet, by mail, or by telephone as described below:
•By Internet - go to www.proxyvote.com and follow the instructions provided on the website. You will need the QR code provided on your proxy card, or your unique 16-digit control number on the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you.
•By telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. You will need the 16-digit control number from the Notice or, if you requested to receive printed proxy materials, the control number on the proxy card that was mailed to you.
•By Mail - complete, date, sign the proxy card that may be mailed to you, and mail it in the postage-paid envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an officer of a corporation, guardian, executor, or trustee), you must indicate your name and title or capacity.
If you vote through the internet or by telephone, they are both available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Tuesday, May 19, 2026 for shares held directly and until 11:59 p.m. Eastern Time on Monday, May 18, 2026 for shares held in a Plan.
You may also vote during the virtual Annual Meeting through the internet at www.virtualshareholdermeeting.com/TNDM2026. At this site you will be able to vote electronically.
You are considered to be a stockholder of record if your shares were registered directly in your name on the Record Date. If your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.
The nominee holding your shares is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. The nominee will provide you with instructions that you must follow to have your shares voted. Please contact your nominee directly if you have any questions about voting your shares.
As a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting virtually. However, because you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or a 16-digit control number from your nominee. Please contact your nominee for additional information about attending the Annual Meeting virtually.
Change of Vote or Revocation of Proxy
Stockholders of Record: If you are a stockholder of record, you may revoke your proxy or change your vote at any time before the polls are closed at the Annual Meeting by:
•Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or
•Written notice to the Corporate Secretary of Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA, 92130; or
•Voting during the virtual Annual Meeting.
Beneficial Owners: If you are a beneficial owner of shares held in street name and you have instructed your bank, broker or other nominee to vote your shares, you may change your vote by following the instructions provided to you by your nominee.
Your latest-dated internet or telephone proxy, or proxy card, will be the one that is counted at the Annual Meeting. If you revoke your proxy through the internet or by telephone, please make sure to do so by the deadline as described above. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail before the Annual Meeting.

Tandem Diabetes Care	5	2026 Proxy Statement

General Information
Attending the Annual Meeting
The Annual Meeting will be held virtually by live webcast at www.virtualshareholdermeeting.com/TNDM2026. You will be able to attend the Annual Meeting online, submit your questions, and vote your shares during the meeting. To attend and participate in the Annual Meeting, stockholders will need either the QR code provided on your proxy card, or your unique 16-digit control number located on your Notice, on your proxy card (if you received a printed copy of the proxy materials) or within the instructions that accompanied your proxy materials. The webcast will begin promptly at 3:00 p.m. Pacific time on Wednesday, May 20, 2026.
We will answer as many stockholder questions during the Annual Meeting as time permits and in accordance with our rules for the meeting. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
Online access will begin at approximately 2:45 p.m. Pacific Time on the day of the meeting to provide you ample time to log in, test your device, and review the rules and procedures for the meeting. We encourage you to access the webcast before the designated start time. If you experience any technical difficulties accessing the meeting website, a toll-free technical support number will be posted on the meeting website for assistance.
Quorum, Abstentions and Broker Non-Votes
A quorum of stockholders is required to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our Common Stock entitled to vote at the meeting as of the close of business on the Record Date, or 34,252,118 shares, are present or represented by proxy at the Annual Meeting (even if not voting). Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the meeting or by the vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting, in accordance with our Amended and Restated Bylaws (Bylaws), and applicable law, to permit the further solicitation of proxies.
Abstentions and broker “non-votes” are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the Annual Meeting. When there is at least one “routine” matter that a bank, broker or other nominee holding shares for a beneficial owner votes on, a broker “non-vote” occurs when a bank, broker or other nominee has not received instructions from the beneficial owner regarding the voting of the shares and does not have discretionary authority to vote the shares for a “non-routine” matter.
If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. Whether a particular matter is considered “routine” or “non-routine” is determined under applicable stock exchange rules and is discussed in the proposals, below.
Cost of Soliciting Proxies
The cost of soliciting these proxies is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company, personally, by telephone or by other means of communication. While we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe the cost of any such proxy solicitor will be material. The Company will, upon request, reimburse brokers and other nominees for their reasonable out-of-pocket expenses in forwarding these proxy materials to beneficial owners of shares held in street name by such persons.
Announcement of Voting Results
In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
Contact Information for Questions
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact the Corporate Secretary, Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130 or by telephone at (858) 366-6900.
Caution Concerning Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events, including, without limitation, our plan to drive use of the pharmacy benefits for our U.S. customers, sustainable growth and profitability, and anticipated equity plan share usage. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “plan,“ “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report, as well as other filings we make with the SEC from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could materially differ from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

Tandem Diabetes Care	6	2026 Proxy Statement

Proposal 1 >> Election of Directors
MANAGEMENT PROPOSALS
PROPOSAL 1
Election of Directors
To elect nine directors for a one-year term expiring at the 2027 annual meeting of stockholders.

Board Structure and Membership
Nine directors are to be elected to serve until the next annual meeting of stockholders, all of whom are currently members of our Board of Directors. All of the nominees for director have consented to being named in this proxy statement and to serve if elected. We have no reason to believe that any nominee will be unable to serve as director. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the size of the Board may be reduced.
Directors may only be removed for cause by the affirmative vote of a majority of the outstanding shares entitled to vote upon an election of directors, voting together as a single class. Any vacant directorships may be filled by an appointee of the directors then in office.
Majority Voting Standard
Under the majority voting standard, in uncontested elections, directors will be elected by the affirmative vote of a majority of the votes cast by the shares of Common Stock present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. In contested elections, which are elections where the number of director nominees exceeds the number of directors to be elected at a meeting of the stockholders, directors will be elected by a plurality of the votes cast at the meeting.
Under our Bylaws, if an incumbent director nominee in an uncontested election fails to receive the affirmative vote of a majority of the votes cast in his or her election, such director must promptly tender his or her resignation to our board of directors, and our board of directors must accept or reject the tendered resignation no later than 90 days following certification of the election results. Our board of directors will also publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. Any director who tenders his or her resignation under this provision of our Bylaws may not participate in the decision of the board of directors with respect to his or her resignation. This director will continue to serve as a director after submitting his or her resignation unless and until our board of directors accepts such resignation, or until his or her earlier death, resignation (for reasons other than such director’s failure to receive the required vote) or removal. If this director’s resignation is accepted by our board of directors after the director failed to receive the required vote, or if a nominee for director is not elected and the nominee is not an incumbent director, then our board of directors, in its sole discretion, may fill any resulting vacancy or decrease the size of our board of directors in accordance with our Bylaws.

Tandem Diabetes Care	7	2026 Proxy Statement

Proposal 1 >> Election of Directors
Required Vote
The election of our director nominees at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the shares of our Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. A “majority of the votes cast” means the number of shares voted “For” a director’s election exceeds 50% of the number of votes cast (not including abstentions and broker non-votes) with respect to that director’s election. Following the certification of the stockholder vote on this proposal, an incumbent director who did not receive a greater number of votes “For” his or her election than votes “Against” his or her election shall promptly tender his or her resignation to our board of directors contingent on the acceptance of such resignation by our board of directors. Our board of directors shall act on the tendered resignation no later than 90 days following certification of the election results, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and, if the resignation is rejected, the rationale behind its decision. The director who tenders his or her resignation will not participate in the decision of our board of directors with respect to his or her resignation. Such incumbent director will continue to serve as a director after submitting his or her resignation unless and until our board of directors accepts such resignation, or until his or her earlier death, removal, or resignation. If such incumbent director’s resignation is not accepted by our board of directors, such director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.
This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so we expect there to be broker non-votes in connection with this proposal. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and will have no effect on the election of directors. If no contrary indication is made, returned proxies will be voted “For” each of the director nominees, or in the event that any nominee is unable to serve as a director at the time of the election, returned proxies will be voted “For” any nominee who is designated by our board of directors to fill the vacancy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
Nominees for Director
The persons recommended by our nominating and corporate governance committee, and nominated by our board of directors, to be elected as directors, including relevant information on their role served on our board, business experience, qualifications, attributes, skills and other directorships as of the date of this Annual Meeting Notice are listed below. Ages provided are as of March 16, 2026.

Tandem Diabetes Care	8	2026 Proxy Statement

Proposal 1 >> Election of Directors
NOMINEES FOR RE-ELECTION TO OUR BOARD OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS.

REBECCA ROBERTSON
Ms. Robertson has served as Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. Ms. Robertson is a founder and General Partner at Versant Ventures where she has specialized in investing in the areas of medical devices and diagnostics since 1999. In addition, through Longridge Business Advisors, she has provided business advisory services and board services since April 2017. Prior to Versant, she served as Senior Vice President at Chiron Diagnostics, a division of Chiron Corporation, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, Ms. Robertson was a co-founder and Vice President at Egis, a consumer products company, and held senior management positions in operations and finance at Lifescan, a Johnson & Johnson Company. Ms. Robertson holds a B.S. in Chemical Engineering from Cornell University.
We believe Ms. Robertson’s extensive experience in management positions in the medical technology industry provides her with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe she brings to our board of directors her long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify her for service on our board of directors.

Chair, Board of Directors Member, Compensation Committee and Member, Nominating and Corporate Governance Committee Age: 65 Director since: 2019

SANDRA BEAVER
Ms. Beaver has served on our board of directors since November 2025. Ms. Beaver has more than 20 years of strategic and operational finance experience globally and across many industries including healthcare, medical devices, gaming, enterprise technology and manufacturing. Ms. Beaver is the CFO at Lyra Health, a leading provider of mental health solutions, overseeing finance, accounting, investor relations, facilities, procurement and corporate development. Before starting this role in June 2025, she served as CFO at Evolus, a publicly traded medical aesthetics company, for three years. Before Evolus, Ms. Beaver held senior finance positions at global data and technology company, Experian, and global gaming company, IGT. Ms. Beaver holds a Bachelor of Business Administration from University of Massachusetts and a Professional Designation in Relational Database Design from UCLA.
We believe Ms. Beaver’s experience in senior financial management and with boards of directors of companies in the life sciences industry, as well as her extensive accounting experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify her for service on our board of directors.

Director Member, Audit Committee, and Member, Cybersecurity and Data Privacy Oversight Committee Age: 48 Director since: 2025

Tandem Diabetes Care	9	2026 Proxy Statement

Proposal 1 >> Election of Directors

MYOUNGIL CHA
Mr. Cha has served on our board of directors since June 2022. He has more than 20 years of global experience across the healthcare value chain. Mr. Cha currently serves as Chief Product Officer at Verily where he leads product development. Before joining Verily in March 2024, he served as President and Chief Strategy Officer at Carbon Health from June 2021 to February 2024. He served as Head of Health Strategic Initiatives at Apple from August 2015 to May 2021 where he developed and led product initiatives and global strategic partnerships. Earlier in his career, Mr. Cha was a Principal and Co-Leader of the West Coast Strategy and Corporate Finance Practice as well as Co-Leader of the Healthcare Investor Practice at McKinsey & Company. Mr. Cha holds a JD from Harvard Law School, an MBA from Harvard Business School and an AB in Biochemical Sciences from Harvard College.
We believe Mr. Cha’s experience as a healthcare and consumer technology executive developing and leading global and strategic initiatives and partnerships, while maximizing the value of data and using analytics to drive enhanced customer experiences and better clinical outcomes, brings to the Board critical skills related to advancing the Company’s ecosystem of data-driven products and services, which qualify him to serve as one of the Company’s directors.

Director Member, Compensation Committee Age: 49 Director since: 2022

PEYTON HOWELL
Ms. Howell joined our board of directors in August 2020 and brings more than 30 years of pharmaceutical services and healthcare industry experience. Ms. Howell was appointed Chief Executive Officer of Parexel, a leading global clinical research organization servicing the life sciences industry, in May 2024 and also serves on the company’s Board of Directors. She previously served as Parexel’s Chief Operating and Growth Officer since September 2022, and as its Chief Commercial and Strategy Officer since May 2018. Before joining Parexel, Ms. Howell’s healthcare industry experience included senior leadership positions with AmerisourceBergen (now Cencora), a Fortune 20 company, most recently as President for Health Systems and Specialty Care Solutions. Before AmerisourceBergen, Ms. Howell was a founder of Lash Group and served as President for nearly 10 years following its acquisition by AmerisourceBergen. Ms. Howell currently serves on the board of directors for Catalyst and the Association of Clinical Research Organizations (ACRO). She holds a Master of Healthcare Administration from The Ohio State University and a Bachelor of Arts in Health Communications from the University of Illinois.
We believe Ms. Howell’s experience in reimbursement, health insurance and patient access, and in serving as executive management of companies in the healthcare industry brings to our board of directors critical skills relating to scaling complex organizations and strategic planning that qualify her to serve on our board of directors.

Director Chair, Compensation Committee Age: 59 Director since: 2020

Tandem Diabetes Care	10	2026 Proxy Statement

Proposal 1 >> Election of Directors

JOAO MALAGUEIRA
Mr. Malagueira has served on our board of directors since June 2022. He brings more than 25 years of experience in diabetes, medical devices and diagnostics solutions businesses with global corporations. Mr. Malagueira is currently President for three divisions at Hologic and responsible for the entire portfolio in the EMEA. Before starting this role in October 2023, he served as International Vice President, EMEA for three divisions at Hologic, since January 2019, and as International Vice President, EMEA and Canada, for the Hologic Diagnostics Solutions division, from June 2015 to December 2018. He possesses extensive experience and proven success of go-to-market models and strategies in Europe, Africa, CIS, and the Middle East. Before Hologic, Mr. Malagueira enjoyed more than 15 years at Johnson & Johnson, in commercial leading roles across EMEA, where he led successful turnarounds and market share growth of the diabetes solutions businesses, LifeScan and Animas. Mr. Malagueira holds an MBA and an Advanced Degree in Marketing from Catolica Lisbon School of Business and Economics. He holds an M.S. in Pharmaceutical Sciences and Clinical Analysis from University of Lisbon.
We believe Mr. Malagueira’s experience in diabetes and medical devices across global organizations with extensive knowledge of international go-to-market models and strategies brings to the Board critical skills related to advancing the Company’s global reach and expansion of its global technology offerings, which qualifies him to serve as one of the Company’s directors.

Director Member, Audit Committee Age: 60 Director since: 2022

KATHLEEN MCGRODDY-GOETZ, PH.D.
Dr. McGroddy-Goetz has served on our board of directors since June 2020. She has more than 25 years of experience leading global teams across business development, strategy, research and development, and product management. She has commercialized pioneering technologies spanning from microelectronics through cloud, advanced data analytics, artificial intelligence, hardware, software, and middleware with an emphasis on healthcare and life sciences applications. From October 2018 through June 2021, Dr. McGroddy-Goetz served as the Global Head of Strategic Partnerships at Medidata Solutions, a Dassault Systemès Company, where she also concurrently held other strategy, alliances and marketing executive roles. Previously, she held various leadership positions at IBM beginning in 1992, and most recently was Vice President, Strategy and Innovation, IBM Watson Health. She serves as an adjunct professor of healthcare informatics and administration at Sacred Heart University, and as board chair for Rides for Ridgefield, a non-profit organization dedicated to ensuring seniors and those with mobility disabilities maintain quality of life. Dr. McGroddy-Goetz holds a B.S. in Physics from SUNY Binghamton and a Ph.D. in Molecular Biophysics from Cornell University.
We believe Dr. McGroddy-Goetz’s experience in managing and commercializing pioneering technologies spanning microelectronics, cloud-based technologies, advanced data analytics, artificial intelligence, hardware, software and middleware with an emphasis on healthcare and life sciences applications, brings to our board of directors critical skills related to digital health, scaling complex organizations, and strategic planning that qualify her to serve on our board of directors.

Director Chair, Nominating and Corporate Governance Committee, and Member, Cybersecurity and Data Privacy Oversight Committee Age: 62 Director since: 2020

Tandem Diabetes Care	11	2026 Proxy Statement

Proposal 1 >> Election of Directors

JOHN SHERIDAN
Mr. Sheridan has served on our board of directors since June 2019 and as our President and Chief Executive Officer since March 2019. Prior to that, Mr. Sheridan served as our Executive Vice President and Chief Operating Officer since April 2013. Before joining our Company, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc. Earlier in his career, Mr. Sheridan held various leadership roles including Executive Vice President of Research and Development and Operations for Volcano Corporation, Executive Vice President of Operations at CardioNet, Inc., and Vice President of Operations at Digirad Corporation. He previously served as a director of Acutus Medical, Inc. from March 2021 to April 2025. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an MBA from Boston University.
We believe Mr. Sheridan brings to our board of directors valuable perspective and experience as our former Executive Vice President and Chief Operating Officer, and as our current President and Chief Executive Officer. Mr. Sheridan has extensive experience at the management level of various healthcare companies, as well as leadership skills, industry experience and knowledge, all of which qualify him for service on our board of directors.

President and Chief Executive Officer Director Age: 70 Director since: 2019

RAJWANT SODHI
Mr. Sodhi has served on our board of directors since January 2021. He brings more than 25 years of global experience in informatics, artificial intelligence, information security, software services, and e-commerce solutions across the healthcare, financial services, and telecommunications sectors. Mr. Sodhi previously served as President of ResMed’s software-as-a-service (SaaS) business from July 2017 to August 2021. Prior to that, he served as President of Healthcare Informatics (HI), where he led the development and expansion of ResMed’s digital health and informatics solutions, helping advance the company’s position as a global leader in digital health with a growing portfolio of device- and SaaS-based offerings. He joined ResMed in 2012 through the acquisition of Umbian Inc., a company he co-founded and served as President. Earlier in his career, he held senior leadership roles in the financial services sector, including Senior Vice President of Business Development and Chief Technology Officer at Skipjack Financial Services and co-founder and Chief Technology Officer of TransActive Ecommerce Solutions. Mr. Sodhi serves on the boards of Forefront Dermatology, EyeCare Partners, and NovaResp Technologies. He holds an MBA and a B.S. in Mathematics and Statistics from Dalhousie University.
We believe Mr. Sodhi’s experience in global informatics, software service technology and e-commerce business solutions across the healthcare, financial, and telecom industries brings to our board of directors critical skills related to our ecosystem of data-driven products and services, all of which qualify him for service on our board of directors.

Director Member, Nominating and Corporate Governance Committee, and Chair, Cybersecurity and Data Privacy Oversight Committee Age: 52 Director since: 2021

Tandem Diabetes Care	12	2026 Proxy Statement

Proposal 1 >> Election of Directors

CHRISTOPHER TWOMEY
Mr. Twomey has served on our board of directors since July 2013. Mr. Twomey has served as a director and chair of the audit committee of Bionano Genomics (Nasdaq: BNGO), a life sciences genome analysis instrumentation company since July 2018. From March 1990 until his retirement in 2007, Mr. Twomey held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. He previously served as a director and chair of the audit committee for public companies, such as Senomyx and Cadence Pharmaceuticals, before their acquisitions. Mr. Twomey holds a B.A. in Business Economics from the University of California, Santa Barbara.
We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his extensive accounting and auditing experience, brings to our board of directors critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance, all of which qualify him for service on our board of directors.

Director Chair, Audit Committee Age: 66 Director since: 2013

Tandem Diabetes Care	13	2026 Proxy Statement

Proposal 2 >> Say-on-Pay
Proposal 2:
Say-on-Pay
To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Background
In accordance with applicable SEC rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement, or a “say-on-pay” proposal. We believe it reflects a sound corporate governance practice to seek the views of our stockholders on our executive compensation program.
Summary
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a demanding and high-growth business in a rapidly evolving, competitive and highly-regulated industry, while creating long-term value for our stockholders. When designing our 2025 executive compensation program, our Compensation Committee considered a number of factors, including stockholder feedback, feedback and advice from our independent compensation consultant, peer group and market survey data, our business objectives, the 2025 budget that was approved by our board of directors, the intense competition for executive talent within the medical device and technology industries, and the importance of retaining and motivating our executives.
For 2025, we sought to advance our strong pay-for-performance philosophy and align the interests of our executives with those of our stockholders through the adoption of our 2025 performance-based short-term cash incentive program and the grant of equity-based awards, which we balanced with guaranteed elements of compensation such as base salary and standard employee benefits. Our short-term cash incentive program was designed to reward executives for achieving pre-established financial performance objectives, product development milestones, and customer-related objectives that the compensation committee believed were critical to both our short-term success and the creation of long-term stockholder value. We also sought to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of performance and restricted stock units and stock options that provided a mix of time-based and performance-based vesting.
In 2025, we delivered record worldwide sales growth, high customer satisfaction, and progressed our product development initiatives. We believe the compensation paid to our NEOs in 2025 reflects our strong pay-for-performance philosophy, and strikes the appropriate balance between retaining and motivating our executives, and limiting compensation-related risk.
For additional information about our executive compensation program, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and the related compensation tables, notes and narrative discussion.

Tandem Diabetes Care	14	2026 Proxy Statement

Proposal 2 >> Say-on-Pay
Proposal
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the approval of the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2026 Annual Meeting of Stockholders.”
Effect of Proposal
The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by stockholders will not require our board of directors or our compensation committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers will continue to be made by our board of directors and our compensation committee. Our board of directors, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Accordingly, although the resolution is non-binding, our board of directors and our compensation committee will carefully consider the outcome of this advisory vote, as well as stockholder feedback received from other communications, when making future executive compensation decisions.
We expect that we will conduct our next say-on-pay vote at our 2027 annual meeting of stockholders.
Required Vote
The approval of this non-binding proposal requires the affirmative vote of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a non-routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may not vote without instructions on this matter, so we expect there to be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	15	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
Proposal 3:
2023 Long-Term Incentive Plan
To approve the Company’s 2023 Long-Term Incentive Plan, as amended, to, among other things, increase the number of shares authorized for issuance under the plan.

Our board of directors (sometimes referred to as the “Board”) believes that granting long-term incentives in the form of equity-based awards is crucial for promoting our long-term financial growth and stability, thereby enhancing stockholder value. We are asking our stockholders to approve the Tandem Diabetes Care, Inc. 2023 Long-Term Incentive Plan (“2023 Plan”), as amended, to increase the number of shares of our Common Stock authorized for issuance under our 2023 Plan by 3,260,000 shares. Our board of directors has approved the amendments to our 2023 Plan, subject to stockholder approval at the Annual Meeting.
The purpose of our 2023 Plan is to provide us flexibility with respect to our ability to attract and retain the services of qualified employees, board members, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to our advancement by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in its success and increased value.
Our board of directors believes it is in the best interest of our stockholders to seek an increase in the number of shares of our Common Stock authorized for issuance under our 2023 Plan so that we can continue to motivate and incentivize eligible employees, non-employee directors and other service providers, fulfill the objectives of our compensation strategy and align the interests of plan participants with those of our stockholders.
In considering our recommendation to increase the number of shares of our Common Stock authorized for issuance under our 2023 Plan by 3,260,000 shares, our board of directors considered a number of factors, including: the number of outstanding shares of our Common Stock; and the need to retain and incentivize our officers and employees. The board of directors also considered that more than 1,600,000 shares from the 2013 Plan have been canceled since the adoption of our 2023 Plan.
Our board of directors also took into account certain additional criteria relating to the potential impact to our stockholders of adding addition shares of Common Stock to our 2023 Plan. For instance, our board of directors considered the amount of the share increase relative to both the (i) total number of shares of our Common Stock outstanding, as well as (ii) our fully-diluted shares outstanding. In light of the foregoing, our board of directors believes the additional share request to be appropriate and necessary to meet the objectives of our equity compensation program, and to be in the best interest of our stockholders.
We estimate that the shares authorized for issuance under our 2023 Plan would be sufficient to grant awards for at least one year; any duration beyond that is highly dependent on changes in our stock price. Our actual share usage is dependent on our hiring and promotion activity, our retention needs, and market practices within our industry and geographic region. As a result, the share reserve under our 2023 Plan could last for a longer or shorter period of time than we currently project.
If stockholder approval of this proposal is not obtained at the Annual Meeting, awards may still be granted under the 2023 Plan until the currently authorized shares are depleted, following which date we will no longer be able to issue customary annual long-term incentive awards and other equity awards. We are therefore asking that the stockholders approve the 2023 Plan, as amended, at the Annual Meeting.

Tandem Diabetes Care	16	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
Dilution and Burn Rate Overview
We take a thoughtful approach to our annual equity granting practices, by considering our dilution, burn rate and cost profile relative to industry norms, our estimated share usage needs across new hires, current eligible employees and directors and the potential impacts of the share repurchase program on helping to offset the dilutive impacts of equity grants.
In determining the number of additional 3,260,000 shares that would be available for grant under the 2023 Plan if this Proposal is approved, our board of directors considered the number of equity awards we granted during the past 3 fiscal years and our anticipated future needs. The following tables provide certain additional information regarding our equity incentive plans, including the 2023 Plan and the 2013 Plan:

Use of Shares That May Be Delivered Under Our Equity Incentive Plans	As of March 16, 2026
Outstanding Stock Option Awards Under All Equity Incentive Plans	2,636,213
Weighted-Average Exercise Price	$52.44
Weighted-Average Remaining Term (in years)	3.281
Full Value Awards Outstanding Under All Equity Incentive Plans	3,281,936
Number of Shares Available for Grant Under All Equity Incentive Plans	729,748

Burn Rate and Activity Related to Our Equity Incentive Plans for 2025	As of December 31, 2025
Total Number of Shares Granted over a 12 Month Period	2,113,640
Total Number of Common Shares Outstanding	68,290,890
Burn Rate(1)	3.1%
1)Calculated as total shares granted over a 12-month rolling period divided by the total number of common shares outstanding.
Our Plan Maintains Several Best Practices
Our Board believes that the 2023 Plan continues to promote stockholder interests and is consistent with principles of good corporate governance, including:
•No Evergreen Share Pool. The 2023 Plan does not include an “evergreen” share pool provision that would increase the number of shares available.
•Prohibition on Certain Liberal Share Recycling Transactions. Shares used to satisfy tax withholding or tendered as the exercise price payment for stock options are not added back into the 2023 Plan for future grants.
•Minimum Vesting. Awards require minimum vesting of at least twelve (12) months from the date of grant, with an exception for up to 5% of the aggregate number of shares authorized for issuance under the 2023 Plan.
•No Dividends on Unvested Awards. Dividends and dividend equivalents may not be paid on a current basis on unvested awards.
•No Liberal Change of Control Definition. The 2023 Plan does not include a “liberal” change of control definition.
•No Repricing without Shareholder Approval. The 2023 Plan does not allow for repricing or exchanges of outstanding awards (including cash buyout of underwater options or stock appreciation rights) without prior shareholder approval, except in connection with certain corporate transactions.
•Clawback. Any compensation earned or paid under the 2023 Plan is subject to forfeiture, recovery, or other action pursuant to any clawback or recoupment policy that may be adopted by the Company from time to time.
We relied on the advice of WTW, our Compensation Committee’s independent compensation consultant, as well as consulting services and data modeling tools made available by certain proxy advisory services, to assist us in developing the size of the increase to the share reserve for the 2023 Plan as part of this Proposal. Based on this advice, we believe that our share reserve request is appropriate and within industry standards.

Tandem Diabetes Care	17	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
The general description of the 2023 Plan set forth below is qualified in its entirety by reference to the text of the 2023 Plan, which is attached as Appendix A to this Proxy Statement. A more detailed summary of the material features of the 2023 Plan, is included below in the section entitled “Material Features of the 2023 Plan, As Amended.”
Our board of directors recommends that you vote FOR this Proposal because it believes that granting equity-based incentive awards to eligible participants encourages performance that drives stockholder value over the long term, gives participants a meaningful equity stake in our business and aligns directly with the creation of stockholder value and pay-for-performance compensation philosophy.
Key Elements of the 2023 Plan, as Amended
The 2023 Plan, as amended, contains the following key elements that are favorable to our stockholders and serve to align the interests of participants in the 2023 Plan, as amended, with those of our stockholders. This summary is qualified in its entirety by reference to the full text of the 2023 Plan, as amended, which is attached as Appendix A to this Proxy Statement.

Term	Ten years from the Effective Date of May 24, 2023 (unless terminated earlier by the Board).
Shares Subject to the 2023 Plan	3,260,000 shares; following the increase to the number of shares authorized for issuance under the 2023 Plan upon approval by stockholders at the Annual Meeting.
Eligible Participants	Employees of the Company or of an Affiliated Company, independent members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers. As of March 16, 2026, there were approximately 1,100 employees of the Company or of an Affiliated Company, eight independent members of the Board (whether or not employed by the Company or an Affiliated Company), and our Chair Emeritus.
Award Types	Options (both Incentive and Nonqualified), Restricted Stock, Restricted Stock Units or Stock Appreciation Rights
Award Expiration	Options and Stock Appreciation Rights expire no later than ten years from the date of grant. The expiration terms of all other Awards are determined at the discretion of the Administrator.
Minimum Vesting Requirement	Minimum vesting period of at least 12 months for all Awards granted under the 2023 Plan, as amended, with an exception for up to 5% of the aggregate number of Shares authorized for issuance under the 2023 Plan, which may be issued pursuant to any, or no, vesting conditions, as the Administrator determined appropriate.
Director Compensation Limit	The 2023 Plan, as amended, prohibits grants to non-employee directors of the Company during any single fiscal year in excess of $750,000 in total value as of the grant date (including cash retainer fees), on a per-director basis, subject to the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board, which is $1,000,000.
Awards Subject to Clawback	All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with any clawback or recovery policy that the Company adopts.
Oversight by Independent Directors	The 2023 Plan will be administered by the members of our Board of Directors that meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by the principal exchange on which the Common Stock is then listed.
Material Features of the 2023 Plan, As Amended
The following summary of the material terms of the 2023 Plan, as amended, is qualified in its entirety by reference to the full text of the 2023 Plan, as amended, which is attached as Appendix A to this Proxy Statement. Capitalized terms used but not defined herein have the meanings ascribed to them in the 2023 Plan, as amended.
Plan Administration
Authority to control and manage the operation and administration of the 2023 Plan, will be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members will meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market LLC or the principal exchange on which the Common Stock is then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and will serve at the pleasure of, the Board. The Board may

Tandem Diabetes Care	18	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term “Administrator” will mean the Committee.
Award Limitations
Any Award granted under the 2023 Plan, will be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards will vest before the first anniversary of the applicable grant date. Notwithstanding the foregoing, (i) up to 5% of the aggregate number of shares of Common Stock authorized for issuance under the 2023 Plan may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate, and (ii) the Administrator may accelerate the vesting of awards before the first anniversary of the applicable grant date.
Subject to adjustment as to the number and kind of shares for certain changes in our capital structure as described below, for grants to Participants that are non-employee directors of the Company, the aggregate grant date fair value of Awards granted during any one fiscal year of the Company, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $750,000 (on a per-director basis); provided however that the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board will instead be $1,000,000. For purposes of this limitation, the grant date fair value of an Award will be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an employee or consultant but not as a non-employee director, will count towards this limitation.
Shares Subject to the 2023 Plan
The maximum number of shares of Common Stock reserved and available for issuance under the 2023 Plan, will be 8,862,184, subject to adjustment as to the number and kind of shares for certain changes in our capital structure as described below. If (a) all or any portion of any Options or Stock Appreciation Rights granted under the 2023 Plan, can no longer under any circumstances be exercised, (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, or (c) all or any portion of any Restricted Stock Units or Restricted Stock granted under the 2023 Plan, are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock or the shares of Common Stock so reacquired will again be available for grant or issuance under the 2023 Plan. In addition, to the extent shares of Common Stock covered by a Full Value Award are retained or are otherwise not issued by the Company to satisfy withholding obligations for Tax-Related Items in connection with the Full Value Award, such shares of Common Stock will again be available for grant or issuance under the 2023 Plan. The following shares of Common Stock may not again be made available for issuance as Awards under the 2023 Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. The shares available for issuance under the 2023 Plan, may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. Subject to this overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Options will not exceed 5% of the aggregate number of Shares authorized for issuance under the 2023 Plan.
Changes in Capital Structure
In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments will be made to the aggregate number and kind of shares subject to the 2023 Plan, the number and kind of shares and the price per share subject to or covered by outstanding Award Agreements and the director award limits under the 2023 Plan and as described above, all to preserve, as nearly as practical, but not to increase, the benefits to Participants.

Tandem Diabetes Care	19	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
Stock Options
The Administrator will have the right to grant under the 2023 Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. The conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The term and provisions for termination of each Option will be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant will not be exercisable more than five (5) years after the date it is granted.
Restricted Stock Units
The Administrator will have the right to grant under the 2023 Plan, Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. Each Restricted Stock Unit will vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as will be determined by the Administrator.
Restricted Stock
The Administrator will have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. The conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock (which may be zero) will be determined by the Administrator. Each share of Restricted Stock will vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as will be determined by the Administrator.
Stock Appreciation Rights
The Administrator will have the right to grant under the 2023 Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. The conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Base Price per share of Common Stock covered by each Stock Appreciation Right will be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted. The term and provisions for termination of each Stock Appreciation Right will be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than 10 years after the date it is granted.
Performance Criteria
The Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights granted under the 2023 Plan, which may include, but is not limited to, any of the following (which may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event): revenue or sales, gross profit (loss), operating income (loss), earnings (loss) before interest, taxes, depreciation and amortization (EBITDA); net income (loss) (either before or after interest, taxes, depreciation and/or amortization), cash flow, cash or working capital balance, changes in the market price of the Common Stock, earnings (loss) per share of Common Stock (EPS), product development or regulatory milestones, acquisitions or strategic transactions, return on capital, assets, equity, or investment, total stockholder return, expense amount or reduction, operating efficiency, number of customers and

Tandem Diabetes Care	20	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
customer satisfaction, recruiting and maintaining personnel, improvement in workforce diversity, fostering health and well-being, furthering climate positive actions, and other environmental, social or governance objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Deferrals
To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”).
No Dividends on Unvested Awards
The Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award granted under the 2023 Plan, (or portion thereof) that has not vested. For any such Award, the Administrator may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, such Award vests. No dividends or dividend equivalents will be paid on Options or Stock Appreciation Rights.
Clawback/Recovery
All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with the Company’s clawback policy and any future clawback or recovery policy that the Company adopts in accordance with the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
Amendment and Termination
The Board may from time to time alter, amend, suspend, or terminate the 2023 Plan, in such respects as the Board may deem advisable. No such alteration, amendment, suspension, or termination will be made which will substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the 2023 Plan, to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under the 2023 Plan, as of the Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by Applicable Law, be subject to the more favorable tax treatment afforded to an Optionee under such terms and conditions. The Board may also adopt amendments of the 2023 Plan, as amended, relating to certain nonqualified deferred compensation under Section 409A of the Code and/or ensuring the 2023 Plan, as amended, or any Awards granted under the 2023 Plan, are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of Applicable Law. Unless the 2023 Plan, will theretofore have been terminated, the 2023 Plan, will terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the 2023 Plan, thereafter, but Award Agreements then outstanding will continue in effect in accordance with their respective terms.
Foreign Participants
The Board may from time to time adopt such procedures, terms and conditions and sub-plans as are necessary or appropriate to facilitate participation in the 2023 Plan, by Service Providers who are foreign nationals or employed or providing services outside the United States (provided that Board approval will not be necessary for immaterial

Tandem Diabetes Care	21	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
modifications to the 2023 Plan, or any Award Agreements that are required or advisable for compliance with the laws of the relevant foreign jurisdiction).
Summary of Certain United States Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2023 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
Incentive Stock Options.
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tandem Diabetes Care	22	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
RSU Awards
There generally are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the cash received or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.
Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2023 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Tandem Diabetes Care	23	2026 Proxy Statement

Proposal 3 >> 2023 Long-Term Incentive Plan, as amended
New Plan Benefits
Future benefits under the 2023 Plan, are discretionary for our employees, including executive officers, and therefore are not currently determinable.
Equity awards for our non-employee directors would be made under the 2023 Plan, if approved by stockholders, pursuant to the director compensation program. Under the director compensation program, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board of Directors following the annual meeting will be granted an equity award with the intended equity value of $185,000. The number or quantity of shares (rounded down to the nearest whole number of shares) is determined by dividing $185,000 by the average of the daily closing market price of the Company’s Common Stock during the calendar month immediately preceding the month of grant. Because our closing stock price typically changes on a daily basis, it is therefore, not possible to determine the number of shares subject to each such equity award at this time. For additional information regarding our compensation policy for non-employee directors, see the section entitled, “Director Compensation.”
Plan Benefits
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our Common Stock underlying awards that have been granted (even if not currently outstanding) under the 2023 Plan since its approval by our stockholders in 2023 and through March 16, 2026.

Name and Position	Number of Awards Granted

John Sheridan	513,302
Elizabeth Gasser	99,243
Shannon Hansen	89,568
Mark Novara	153,775
Leigh Vosseller	125,786
All executive officers as a group (8 individuals)	1,221,727
All directors excluding CEO, as a group (8 individuals)	142,564
Each nominee for director (9 persons):
Rebecca Robertson	17,580
Sandra Beaver	20,242
Myoungil Cha	17,211
Peyton Howell	17,580
Joao Malagueira	17,211
Kathleen McGroddy-Goetz, Ph.D.	17,580
John Sheridan	513,302
Rajwant Sodhi	17,580
Christopher Twomey	17,580
All employees, excluding executive officers, as a group	5,346,623
Required Vote
The approval of the 2023 Long-Term Incentive Plan, as amended, requires the affirmative vote of a majority of the outstanding shares of our Common Stock present, whether virtually or represented by proxy, and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so we expect there to be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	24	2026 Proxy Statement

Proposal 4 >> Section 141(k) Amendment
Proposal 4:
Section 141(k) Amendment
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the removal of directors with or without cause, as required by Section 141(k) of the DGCL.

Summary
Our board of directors has determined that it is advisable and in the best interests of our company and our stockholders to adopt and approve, and has recommended that our stockholders adopt, an amendment to our Certificate of Incorporation to provide for the removal of directors with or without cause (the “Section 141(k) Amendment”), as required by Section 141(k) of the Delaware General Corporation Law (“DGCL”).
Under Section 141(k) of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided that when a board of directors is classified and the certification of incorporation so provides, stockholders may effect such removal only for cause.
Our Certificate of Incorporation purports to permit removal of a director from the Board only for cause, by an affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of stock entitled to vote generally in the election of directors. This provision is a remnant of when our Board was classified. We are therefore asking our stockholders to approve an amendment to our Certificate of Incorporation so that our director removal provision is consistent with the requirements of Section 141(k) of the DGCL.
The text of the proposed amendment to our Certificate of Incorporation is set forth in Appendix B.
Required Vote
Approval of the Section 141(k) Amendment requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our Common Stock on the record date. Pursuant to guidance from the New York Stock Exchange, this proposal is considered a routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may vote without instructions on this matter, so there will not be any broker non-votes in connection with this proposal. Abstentions will have the effect of votes “against” the Section 141(k) Amendment.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	25	2026 Proxy Statement

Proposal 5 >> Officer Exculpation Amendment
Proposal 5:
Officer Exculpation Amendment
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to, among other things, (i) limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the DGCL, and (ii) implement certain other changes based on updates to the DGCL.

Summary
In 2022, the DGCL was amended to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, the Board has determined that it is advisable and in the best interests of our company and our stockholders to adopt and approve, and has recommended that our stockholders adopt, an amendment to our Certificate of Incorporation (the “Officer Exculpation Amendment”) to, among other things, (i) limit the liability of officers of the Company to the maximum extent permitted by law as permitted pursuant to Section 102(b)(7) of the DGCL, and (ii) implement certain other changes based on updates to the DGCL provide for the exculpation of our officers pursuant to these amendments to the DGCL (collectively, the “Officer Exculpation Amendment”). As amended, the DGCL only permits, and the Officer Exculpation Amendment would only permit, the exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, under the Officer Exculpation Amendment, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims.
Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits our Board believes would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain talented officers, the potential to discourage frivolous lawsuits that can distract management, and the potential to decrease the cost of directors’ and officers’ insurance or prevent the Company from obtaining such coverage in the future, our Board determined that it is in the best interests of the Company and our stockholders to adopt the Officer Exculpation Amendment. The Company’s executive officers have an interest in approval of the Officer Exculpation Amendment because it relates to the extent of their potential exposure to certain liabilities in certain circumstances.
The Officer Exculpation Amendment would also make other technical and administrative amendments to our Certificate of Incorporation, as well as amendments in response to recent changes in the DGCL, including updating the office address of the Company’s registered agent, removing outdated reference to a past reverse stock split, removing dated references regarding the declassification of the Board, removing duplicative language regarding indemnification, and, in accordance with Section 115 of the DGCL as amended on August 1, 2025, providing for an alternate forum in the State of Delaware for action against the Company should the Court of Chancery of the State of Delaware not have subject matter jurisdiction thereof. All of the foregoing amendments are shown in the marked copy of the proposed Amended and Restated Certificate of Incorporation attached as Appendix C to this Proxy Statement.

Tandem Diabetes Care	26	2026 Proxy Statement

Proposal 5 >> Officer Exculpation Amendment
Required Vote
Approval of the Officer Exculpation Amendment will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Company’s Common Stock on the record date. This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so we expect there to be broker non-votes in connection with this proposal. Abstentions and broker non-votes will have the effect of votes “against” the Officer Exculpation Amendment. Approval of the Officer Exculpation Amendment under this proposal is not conditioned on the approval of Proposal 4, the Section 141(k) Amendment. However, if the Section 141(k) Amendment is also approved by our stockholders, then the proposed Amended and Restated Certificate of Incorporation that the Company files with the State of Delaware will provide for the Section 141(k) Amendment as well as the Officer Exculpation Amendment.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	27	2026 Proxy Statement

Proposal 6 >> Appointment of Independent Registered Public Accounting Firm
Proposal 6:
Appointment of Independent Registered Public Accounting Firm
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Summary
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. Although not required by applicable law or stock exchange listing standards, or our Amended and Restated Certificate of Incorporation, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has been auditing our financial statements since 2009.
We expect representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.
Effect of Proposal
If our stockholders do not vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ and our best interests.
Required Vote
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the shares of our Common Stock present virtually or represented by proxy and entitled to vote on this proposal at the Annual Meeting.
This proposal is considered a routine matter under applicable stock exchange rules. As a result, a bank, broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with this proposal. Abstentions on this proposal will have the same effect as a vote against this proposal. If no contrary indication is made, returned proxies will be voted “For” this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Tandem Diabetes Care	28	2026 Proxy Statement

Proposal 6 >> Appointment of Independent Registered Public Accounting Firm
Principal Accounting Fees and Services
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2025 and 2024, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2025	2024

Audit Fees(1)	$2,424,150	$2,902,000
Tax Fees(2)	292,520	151,050
All Other Fees(3)	—	502,616
Total	$2,716,670	$3,555,666
1)Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements, assessment of our internal controls over financial reporting, review of our quarterly financial statements and our registration statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
2)Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code Section 382 study and general tax advice and planning.
3)All Other Fees consist of fees for permitted services other than those that meet the criteria above, and include certain advisory services performed by Ernst & Young, LLP related to the Company’s issuance of convertible senior notes in 2024.
Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Audit Committee Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. Our audit committee will consider whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All services performed have been pre-approved since the pre-approval policy was adopted.

Tandem Diabetes Care	29	2026 Proxy Statement

Stock Ownership
Stock Ownership
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of March 16, 2026, due to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables below.
Principal Stockholders
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 16, 2026, for each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.
Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of the outstanding shares of Common Stock is generally based on information filed with the SEC by such stockholders. Except as indicated in footnotes to this table, we believe the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock reported to be beneficially owned by them.

Principal Stockholders
Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned(4)

Blackrock, Inc(1)	10,106,682	14.8%
The Vanguard Group(2)	7,021,906	10.3%
Sessa Capital(3)	4,466,307	6.5%
1)This information is based solely on Amendment No. 4 to Schedule 13G filed on April 29, 2025. Of the 10,106,682 shares beneficially owned, Blackrock, Inc. has sole voting power with respect to 10,030,807 shares and sole dispositive power with respect to 10,106,682 shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
2)This information is based solely on Amendment No. 7 to Schedule 13G filed on February 13, 2024. Of the 7,021,906 shares beneficially owned, The Vanguard Group has shared voting power with respect to 23,276 shares, sole dispositive power with respect to 6,929,983 shares and shared dispositive power with respect to 91,923. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
3)This information is based solely on Schedule 13G filed on May 15, 2025 through a joint filing by Sessa Capital (Master), L.P., Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and John Petry (collectively, “Sessa Capital”). Of the 4,466,307 shares beneficially owned, Sessa Capital has shared voting power and sole dispositive power with respect to all 4,466,307 shares. The address for Sessa Capital is 888 Seventh Avenue, 30th Floor, New York, NY 10019.
4)Percentage of beneficial ownership is based on 68,473,424 shares of our Common Stock outstanding as of March 16, 2026.

Tandem Diabetes Care	30	2026 Proxy Statement

Stock Ownership
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 16, 2026, by our directors, the executive officers identified as our NEOs in the "Compensation Discussion and Analysis" section, and our current executive officers and directors as a group. Beneficial ownership percentage is based on 68,473,424 shares of Common Stock outstanding as of March 16, 2026. Shares issuable upon exercise of stock options or upon vesting of RSUs by May 15, 2026, which is 60 days following March 16, 2026, are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage beneficially owned by that person, but they are not treated as outstanding for the purpose of computing the percentage beneficially owned by any other person. The address for each director and NEO listed is: c/o Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130.

Directors and Named Executive Officers
Name	Number of Shares Beneficially Owned	RSUs Vesting by May 15, 2026†	Options Exercisable by May 15, 2026†	Percentage Beneficially Owned

John Sheridan	124,691	51,189	382,293	*
Myoungil Cha	13,699	—	—	*
Sandra Beaver(1)	—	—	—	*
Elizabeth Gasser	27,015	10,267	45,515	*
Shannon Hansen(4)	25,211	10,201	—	*
Peyton Howell	21,077	—	—	*
Joao Malagueira	13,699	—	—	*
Kathleen McGroddy-Goetz, Ph.D.	17,853	—	—	*
Mark Novara	37,843	10,572	—	*
Rebecca Robertson	13,783	—	33,447	*
Rajwant Sodhi	15,521	—	—	*
Christopher Twomey(2)	28,355	—	37,432	*
Leigh Vosseller(3)	64,991	13,495	160,776	*
All current directors and executive officers as a group (16 individuals)(6)	495,709	121,695	832,879	2.1%
† Amounts in this column are in addition to the amounts listed in the “Number of Shares Beneficially Owned” column.
* Represents less than 1% of the outstanding shares of our Common Stock.

1)Ms. Beaver was appointed to serve as a member of the Board of Directors on November 7, 2025.
2)Consists of (i) 15,675 shares held directly by Mr. Twomey, (ii) 5,112 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (iii) 7,568 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein and except for purposes of beneficial ownership reporting under Section 13(d) of the Exchange Act.
3)Consists of (i) 39,411 shares held directly by Ms. Vosseller, and (ii) includes 25,580 shares held by the Leigh A. Vosseller Trust, dated January 17, 2010, of which Ms. Vosseller is the trustee.
4)Consists of (i) 23,276 shares held directly by Ms. Hansen (ii) 1,935 shares held by the Shannon M. Hansen Trust dated July 8, 2003, of which Ms. Hansen is the trustee.
5)Consists of (i) 1,066 shares held directly by Ms. Gasser (ii) Consists of 25,949 shares held by The Gasser Family Trust dated September 1, 2011, of which Ms. Gasser is a co-trustee.
6)Includes three executive officers who are not named executive officers.

Tandem Diabetes Care	31	2026 Proxy Statement

Corporate Governance
Corporate Governance
We are committed to reinforcing ethical governance throughout our organization, while maintaining operational excellence. To aid corporate operations and oversight, we believe that corporate governance should be built on a strong foundation set by its Board of Directors in conjunction with supporting committees. In its risk oversight role, our Board has responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that apply to our directors. This document is available at https://investor.tandemdiabetes.com/corporate-governance/esg. We expect that any amendment to the corporate governance guidelines, or any waivers of their respective requirements that are applicable to directors, will be disclosed on our website or in our future filings with the SEC.
Codes of Ethics and Conduct
We have adopted a code of ethics that applies to our President and Chief Executive Officer, our Chief Financial Officer, and other senior financial officers performing similar functions, which is designed to meet the requirements of the applicable SEC rules. We have also adopted a code of conduct that applies to all of our employees, officers and directors, which is designed to meet the requirements of applicable Nasdaq rules. In 2025, we rolled out an updated and redesigned our Code of Conduct to more clearly align with the Company's values, and better represent our culture and how we maintain our integrity throughout our business. Each of these documents is available at https://investor.tandemdiabetes.com/corporate-governance/esg. We expect that any amendment to either code of ethics, or any waivers of their respective requirements that are applicable to executive officers or directors, will be disclosed on our website or in our future filings with the SEC.
Board Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our business, operations, strategic direction and regulatory environment, as well as legal, financial, compliance, liability, information technology, human capital management, compensation, cybersecurity, environmental, social, governance, and reputational risks. Currently, we are continuing to assess and respond to the substantial operational and commercial risks relating to the growth of our business operations while also navigating impacts related to intensifying competition and global macroeconomic conditions.
Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The role of our board of directors in overseeing the management of our risks is realized primarily through committees of our board of directors, as discussed in greater detail in the descriptions of the roles and responsibilities of each of the committees below.
Management and our board of directors assesses the Company’s risk environment on at least a quarterly basis to ensure we are adequately anticipating future exposure to liability. The board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) works closely with management, and outside advisors (as needed) on the identification, evaluation and management of short-, medium- and long-term risks to ensure they are prioritized on a timely basis. Risks are typically categorized based on the potential probability and severity of the risk and addressed or escalated as appropriate. Our risk assessment process aligns with our disclosure controls and procedures. When a board committee is responsible for evaluating and overseeing the management of particular risks, the chair of the relevant committee typically reports to the full board of directors during the next board meeting.

Tandem Diabetes Care	32	2026 Proxy Statement

Corporate Governance
Director Nomination Process
One of the objectives of our nominating and corporate governance committee is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise appropriate for a company of our scale and maturity, such as:

Corporate Strategy	Digital Technology & Innovation	Global Market Development & Expansion	Market Access	Data Science

Medical Device Executive Leadership	Consumer Technology Experience & Insights	Financial Expert	Data Privacy, AI & Cybersecurity
In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by our stockholders, the nominating and corporate governance committee applies the following selection criteria, which are consistent with those set forth in its charter:
•Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;
•The board of directors should be well-rounded, consisting of directors with backgrounds that are complementary to one another, reflecting a variety of professional experiences, skills, education, expertise, socio-economic backgrounds, and personal characteristics;
•Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her responsibilities;
•Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the nominating and corporate governance committee will consider the factors listed in the graphic above and other factors such as (i) sales, marketing, manufacturing, corporate governance, (ii) experience in diabetes care, the medical device industry, business model expansion or the healthcare industry generally, (iii) the oversight or performance of clinical research studies, and (iv) experience in global commercial operations of highly regulated industries, as well as other factors that would be expected to contribute to the overall effectiveness of our board of directors;
•Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interests or the interests of a particular group or stockholder.
STOCKHOLDER NOMINEES
Our nominating and corporate governance committee currently has a policy of evaluating director nominees recommended by stockholders in the same manner as it evaluates other director nominees. Under our Bylaws, stockholders wishing to propose a director nominee should send the required information to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130, Attention: Corporate Secretary.

Tandem Diabetes Care	33	2026 Proxy Statement

Corporate Governance
Board Experience
In recommending director nominees for appointment to our board of directors, our nominating and corporate governance (NCG) committee values and actively considers the subject matters in which each individual is an expert, as well the experiences of the collective board.

Board Experience Matrix
	Robertson	Sheridan	Beaver	Cha	Howell	Malagueira	McGroddy-Goetz	Sodhi	Twomey

Corporate Strategy	■	■	■	■	■	■	■	■	■
Digital Technology & Innovation				■			■	■
Global Market Development & Expansion			■		■	■		■
Market Access			■		■	■		■
Data Science			■		■		■	■
Medical Device Executive Leadership	■	■				■		■	■
Consumer Technology Experience & Insights				■		■
Financial Expert			■						■
Data Privacy, AI & Cybersecurity			■				■	■
Director Independence, Agreements and Relationships
DIRECTOR INDEPENDENCE
Our board of directors has affirmatively determined that each of our directors, other than Mr. Sheridan, meets the definition of “independent director” under applicable SEC and Nasdaq rules. Mr. Sheridan does not meet the definition of “independent director” because he is our current employee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Cha, Ms. Howell, and Ms. Robertson each served on our compensation committee during the fiscal year ended December 31, 2025. Each of these members was determined to be an independent director under applicable SEC and Nasdaq rules. None of the members of our compensation committee is or has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of our board of directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.
We have entered into an indemnification agreement with each of our directors, including each of the current members of our compensation committee.

Tandem Diabetes Care	34	2026 Proxy Statement

Corporate Governance
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Except as set forth below, there are no family relationships between any director, director nominee or executive officer. In addition, there were no transactions or series of similar transactions since January 1, 2025, and there are no currently proposed transactions, to which we were or are a party that are required to be reported in accordance with applicable SEC rules in which:
•the amount involved exceeds $120,000; and
•any of our directors, director nominees, executive officers, any holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.
Mr. Sheridan, our President and Chief Executive Officer and a member of our board of directors, and Ms. Vosseller, our Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship and share a primary residence. Our board of directors was informed of the relationship before Mr. Sheridan’s appointment to President and CEO in 2019. Ms. Vosseller reports directly to Mr. Sheridan. Due to the direct reporting arrangement, we have taken appropriate actions to ensure compliance with Company policies and procedures. Mr. Sheridan and Ms. Vosseller have not been and will not be involved in setting compensation or benefits for one another, which will continue to be determined by our compensation committee. In addition, in consideration of the circumstances, following Mr. Sheridan’s promotion to President and Chief Executive Officer, our audit committee implemented certain additional internal controls and procedures.
Mr. Twomey, a member of our board of directors, is the brother-in-law of one of our employees who is a manufacturing engineer whom we have employed since August 2019. Mr. Twomey does not serve on our compensation committee and is not involved in decision-making regarding his brother-in-law’s compensation. For 2025, the aggregate amount of this employee’s annual compensation was approximately $169,000, which includes the employee’s base salary and cash incentive bonus paid in 2025. He did not receive stock-based compensation grants in 2025. The compensation structure and aggregate compensation amount paid to this employee is commensurate with our other employees with similar titles, skills and levels of experience.
PROCEDURES FOR APPROVAL OF RELATED-PARTY TRANSACTIONS
Our board of directors has adopted a Related-Party Transaction Policy to assist us in identifying, reviewing and approving or rejecting related party transactions. Under the policy, our Compliance Officer (as defined in the policy) is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chair of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the policy.
LEGAL PROCEEDINGS WITH DIRECTORS AND EXECUTIVE OFFICERS
There are no legal proceedings related to any of the directors, director nominees, or executive officers which require disclosure under Item 401(f) of Regulation S-K.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Tandem Diabetes Care	35	2026 Proxy Statement

Corporate Governance
During the year ended December 31, 2025, each of our executive officers (Mr. Sheridan, Mr. Carpenter, Ms. Gasser, Ms. Hansen, Mr. Kyrillos, Ms. Morrison, Mr. Novara and Ms. Vosseller) filed one late Form 4 on June 5, 2026 relating to one equity award granted on May 30, 2026. In addition, the Form 3 for Sandra Beaver, who was appointed to our board of directors on November 7, 2025, was filed on November 25, 2025.
Board Committees
Our board of directors has four standing committees: the audit committee, the compensation committee, the NCG committee and the cybersecurity and data privacy oversight (CDP) committee. The CDP committee became a Board committee in November 2025 (and before that was a subcommittee of the NCG committee) and is focused on cybersecurity, data privacy and AI governance. In addition, from time to time, special committees and subcommittees may be established under the direction of our board of directors when necessary to address specific issues. For instance, as needed we have established a pricing committee to determine the offering price and other terms of various financings we have pursued.
Each of the four standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available at https://investor.tandemdiabetes.com/corporate-governance/esg. However, the information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.
The current members of each standing committee are as follows:

Name	Audit Committee	Compensation Committee	CDP Committee	NCG Committee

Rebecca Robertson		■		■
John Sheridan
Sandra Beaver*	■		■
Myoungil Cha		■
Peyton Howell		Chair
Joao Malagueira	■
Kathleen McGroddy-Goetz, Ph.D			■	Chair
Rajwant Sodhi			Chair	■
Christopher Twomey*	Chair
Number of Meetings	5	6	4	4
*Audit Committee Financial Expert
AUDIT COMMITTEE
During 2025, our audit committee met five times. Each member of the audit committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules. Our board of directors has affirmatively determined that Mr. Twomey and Ms. Beaver are designated as “audit committee financial experts.” In the second half of 2026, we plan for Ms. Beaver to succeed Mr. Twomey as audit committee chair. In support of a smooth transition, Mr. Twomey will then serve as a member of our audit committee.
Our audit committee’s roles and responsibilities include, among others:
•appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or to provide other audit, review or attest services;

Tandem Diabetes Care	36	2026 Proxy Statement

Corporate Governance
•reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable compliance, accounting or auditing matters;
•reviewing and discussing any alleged fraud involving management or any employee with a significant role in our internal controls over financial reporting that are disclosed to the audit committee;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;
•determining the compensation of the independent auditors, and of other advisors hired by the audit committee;
•reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;
•monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;
•monitoring periodic reviews of the internal audit function;
•monitoring and reviewing the overall adequacy of, and provide oversight with respect to our environmental, social and governance strategy, initiatives and policies;
•reviewing and assessing, on an annual basis, the adequacy of the audit committee’s formal written charter;
•reviewing related party transactions for potential conflict of interest situations on an ongoing basis, and approving or rejecting such transactions; and
•overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.
COMPENSATION COMMITTEE
During 2025, our compensation committee met six times. Each member of the compensation committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our compensation committee’s roles and responsibilities include, among others:
•developing, reviewing, and approving our overall compensation programs, and regularly reporting to the board of directors regarding the adoption of such programs;
•developing, reviewing and recommending to the board of directors or approving our cash and stock incentive plans, including approving individual grants or awards thereunder, and regularly reporting to the board of directors regarding the terms of such plans and individual grants or awards;
•reviewing and approving individual and Company performance goals that may be relevant to the compensation of executive officers and other key employees;
•reviewing, recommending to the board of directors or approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees;
•reviewing and, to the extent deemed necessary or appropriate by the compensation committee, discussing with management the disclosures and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;

Tandem Diabetes Care	37	2026 Proxy Statement

Corporate Governance
•reviewing and assessing, on an annual basis, the adequacy of the compensation committee’s formal written charter;
•delegate authority to the Chief Executive Officer or the Chief Financial Officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee; and
•overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
CYBERSECURITY AND DATA PRIVACY OVERSIGHT COMMITTEE
During 2025, our CDP committee met four times, which includes meetings when it was a subcommittee of the NCG committee. In November 2025, our CDP committee was established as a Board committee, rather than as a subcommittee under NCG, to enable a more proactive and focused approach to managing digital risks.
Our CDP committee assists the Board in its oversight of risk management and compliance functions related to cybersecurity and data privacy in our business and operations, including, but not limited to, review, discussion and approval (as appropriate) of:
•strategic and program goals, as well as our risk profile and risk tolerance;
•the effectiveness of our overall risk management;
•procedures for identifying, measuring and reporting on cybersecurity and data privacy risks, including monitoring and analysis of the threat environment, vulnerability assessments, and third-party risks;
•significant policies, programs, plans, controls, safeguards and insurance coverage, and proposed changes to any of the foregoing, concerning risk management;
•internal controls and procedures to prevent, detect and respond to cyberattacks and other information security incidents that threaten the availability, integrity or confidentiality of our information systems and resources, or that threaten the security of confidential or proprietary information, including personal information of our employees or users of our products and software systems;
•crisis preparedness, incident response plans and disaster recovery capabilities;
•internal programs to comply with applicable legislation and regulations, and related administrative and operational compliance functions;
•significant findings identified by senior management, regulatory agencies or our advisors, concerning risk management or compliance activities and management responses to, and/or remediation of (including timing and compensating controls), such findings;
•the capabilities and qualifications of our cybersecurity and data privacy risk professionals; and
•the appropriateness of the resources allocated to cybersecurity and data privacy risk management.
Our CDP committee also assists the Board in its oversight of our artificial intelligence (“AI”) initiatives and activities, including, but not limited to, review, discussion and approval (as appropriate) of:
•strategic approach to AI and program goals as well as our AI-related risks and mitigation strategies;
•significant AI initiatives, policies, programs, plans, controls, and significant procurement and/or development of new AI technologies; and
•the appropriateness of the resources allocated to AI initiatives, risk management, and training.

Tandem Diabetes Care	38	2026 Proxy Statement

Corporate Governance
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2025, our NCG committee met four times. Each member of the NCG committee has been determined to be an “independent director” under applicable SEC and Nasdaq rules.
Our NCG committee’s roles and responsibilities include, among others:
•identifying and screening candidates for our board of directors, and recommending nominees for election as directors;
•reviewing and assessing, on an annual basis, the performance of our board of directors and any committee thereof;
•review and discuss with management commercial insurance arrangements, exclusive of employee benefit arrangements;
•reviewing the structure of our board of directors and its committees and recommending to our board of directors for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;
•reviewing and assessing, on an annual basis, the adequacy of the NCG committee’s formal written charter; and
•generally advising our board of directors on corporate governance and related matters.
Board Meetings
During 2025, our board of directors met seven times. Each director attended 100% of the meetings held by our board of directors and at least 75% of the committee meetings on which he or she served while he or she was a director during the year.
Although we do not have a formal policy regarding attendance by members of our board of directors at each annual meeting of stockholders, we encourage all of our directors to attend. In 2025, six members of our board of directors attended our annual meeting of stockholders.
Board Leadership Structure
Our board of directors believes it is important to maintain flexibility in our board leadership structure to best serve the interests of our Company and stockholders at any particular time. In determining the appropriate structure, our board of directors considers multiple factors, including our business and strategic needs at the time and the composition of our board. The roles of Chair of our board of directors and Chief Executive Officer are currently separate and distinct. Our board believes separating these positions allows our Chief Executive Officer to focus on the day-to-day management of our business, while allowing our Chair to focus her primary attention on matters involving strategy, corporate governance and board oversight.
Ms. Robertson has served as the Chair of our board of directors since March 2023, and as a member of our board of directors since January 2019. In her role as Chair and as an independent director under applicable SEC and Nasdaq rules, Ms. Robertson leverages her extensive experience in management positions in the medical technology industry, as well as her background working with financial statements and implementing board processes and functions to advise the Company on identified and anticipated risks, and provides oversight of management and our board of directors, drives strategy and agenda setting at the board level, and leads executive sessions of our board of directors when only non-employees are present.
While our board structure fulfills the needs of the Company at this time, our board of directors regularly assesses the most appropriate board leadership structure on a regular basis and may make changes to the structure based upon the evolving needs of our business, governance best practices, and other factors deemed relevant by our board of directors.

Tandem Diabetes Care	39	2026 Proxy Statement

Corporate Governance
EXECUTIVE SESSIONS
In accordance with applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which no employees are present.
Stockholder Engagement
We have consistently demonstrated our commitment to open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success, and we seek to engage meaningfully with our stockholders to ensure their views are shared with our board of directors and management team, and actively considered in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.
While our board of directors has a fiduciary duty to our stockholders and represents their interests, our management team is primarily responsible for investor relations. Our management team believes that active stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value for our stockholders.
We regularly review and take measures to evolve our executive compensation and governance practices as the Company matures. In alignment with these efforts, we engage in stockholder dialogue to solicit feedback on our practices, and to incorporate the feedback into our decision-making processes.
2025 Changes

•Moved responsibility for Environmental, Social and Governance (ESG) oversight to our audit committee from our NCG committee
•Established Cybersecurity and Data Privacy Oversight as a Board committee, rather than a sub-committee of our NCG committee
•Updated employee grant practices in terms of grant value calculation, refresh eligibility, and benchmark values to reduce stock-based compensation as a percent of sales, while remaining competitive to attract and retain talent

•Aligned performance-based component of all NEOs long-term incentive (LTI) equity plan with the president and CEO’s LTI equity plan by adding a relative total shareholder return (TSR) performance metric.

•Reduced benchmark target for total executive compensation to 50th percentile from 60th percentile of our peer group
•Increased weighting for TSR metric of PSU awards granted to the CEO and other NEOs to 50% of performance-based component, beginning 2025
For additional information about executive compensation related changes, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders seeking to communicate with our board of directors as a whole may send such communication to: Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego, CA 92130, Attention: Corporate Secretary. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address, to the attention of such individual director. We will generally forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director, unless we determine that the communication is unrelated to the duties and responsibilities of our board of directors, including communications that are primarily commercial in nature, individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituents of the Company generally, as well as communications that are patently offensive or otherwise inappropriate. Additional information about our stockholder communication policy can be found at https://investor.tandemdiabetes.com/corporate-governance/esg.

Tandem Diabetes Care	40	2026 Proxy Statement

Corporate Governance
Executive Officers
The executive officers on our management team and their positions with us are listed in the table below. Ages provided are as of March 16, 2026.

Name	Age	Position

John Sheridan	70	President, Chief Executive Officer
Rick Carpenter	62	Executive Vice President and Chief Technology Officer
Elizabeth Gasser	50	Executive Vice President and Chief Strategy and Product Officer
Shannon Hansen	60	Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
Jean-Claude Kyrillos	62	Executive Vice President, Chief Operating Officer
Susan Morrison	46	Executive Vice President and Chief Administrative Officer
Mark Novara	51	Executive Vice President and Chief Commercial Officer
Leigh Vosseller	53	Executive Vice President, Chief Financial Officer and Treasurer
Below is information with respect to the business experience of each of our officers who comprise our executive management team. A biography for Mr. Sheridan can be found in the section entitled “Proposal 1: Election of Directors” above under the caption “Nominees for Director.”
Rick Carpenter has served as our Executive Vice President and Chief Technology Officer since April 2026. He is responsible for our Company’s engineering, research and development functions. From November 2021 to March 2026, Mr. Carpenter served as our Chief Technology Officer. Before joining our Company, Mr. Carpenter served from February 2020 to November 2021 as the Senior Vice President of Engineering at Inseego Corporation. Before that, Mr. Carpenter held leadership roles at Capsule Technologies and Qualcomm Life including General Manager of the IoMT Business and Senior Director of Engineering at Capsule Technologies, and Senior Director of Engineering at Qualcomm Life. Earlier in his career, he held various engineering development and leadership roles at Smith Micro Software, Nextwave Wireless, Sierra Wireless, General Dynamics, Motorola and Denso. Mr. Carpenter holds a B.S. in Computer Science from The University of Texas Permian Basin.
Elizabeth Gasser has served as our Executive Vice President and Chief Strategy and Product Officer since November 2023. She is responsible for our Company’s strategy, business and corporate development, product management, user experience and competitive intelligence functions. From June 2021 to November 2023, Ms. Gasser served as our Executive Vice President and Chief Strategy Officer and as our Executive Vice President, Strategy and Corporate Development from January 2020 to June 2021. Before joining Tandem, Ms. Gasser served as an independent adviser providing strategic and corporate development solutions to boards and executive teams. Earlier in her career, she held various leadership roles including Vice President of Corporate Strategy at Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated. Ms. Gasser holds a B.A. and an M.A. in Economics from the University of Cambridge.
Shannon Hansen has served as our Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary since April 2024, and as our Chief Legal, Privacy & Compliance Officer and Secretary since August 2023. Ms. Hansen joined the Company as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary in January 2022 and throughout her tenure, she has maintained responsibility for the Company's legal, compliance and privacy functions. She also leads the cybersecurity function at Tandem. Before joining our Company, Ms. Hansen served as General Counsel, Corporate Secretary and Chief Privacy Officer at Alto Pharmacy from April 2020 to September 2021. Before her role at Alto Pharmacy, she held various leadership roles of increasing responsibility at Abbott Laboratories. From August 2021 until June 2025, Ms. Hansen served as an Independent External Audit and Supervisory Board Member for PHC Holdings Corporation. Earlier in her career, she was a partner at Kirkland & Ellis LLP, an Associate Solicitor at the United States Patent and Trademark Office and a process engineer at DuPont. Ms. Hansen holds a B.S. in Chemical Engineering from Carnegie Mellon University, and a J.D. from Stanford Law School.

Tandem Diabetes Care	41	2026 Proxy Statement

Corporate Governance
Jean-Claude “JC” Kyrillos has served as our Executive Vice President and Chief Operating Officer since June 2024. He is responsible for our Company’s manufacturing operations, supply chain, quality and regulatory functions. Before joining Tandem, Mr. Kyrillos served in operating company president roles at Envista Holdings from February 2020 to June 2023, most recently serving as President of Diagnostics and Digital Solutions. Prior to that, he was Senior Vice President and General Manager at Qualcomm Life. Earlier in his career, Mr. Kyrillos held leadership roles at Becton Dickinson and ResMed Ventures, including Senior Vice President and General Manager of infusion solutions at Becton Dickinson and President of ResMed Ventures and Initiatives. He has served as an independent board director of San Diego Blood Bank since January 2016 and as Chair from January 2020 to December 2022. Mr. Kyrillos received a B.A. with Honors in History from Colgate University and an MBA from Harvard Business School.
Susan Morrison has served as our Executive Vice President and Chief Administrative Officer since December 2017. She is responsible for our Company’s investor relations, corporate communications, human resources and facilities functions. Ms. Morrison served in successive leadership positions for our Company since November 2007 and helped lead Tandem’s transformation from a domestic venture-backed insulin pump start-up to a global diabetes technology company. Before joining Tandem, Ms. Morrison held leadership positions in Corporate and Investor Relations at Biosite Inc. Earlier in her career, she worked at both boutique and global public relations firms focused on healthcare, consumer products and crisis communications. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.
Mark Novara has served as our Executive Vice President and Chief Commercial Officer since November 2023. He is responsible for our Company’s US and International marketing, sales, clinical training, customer service, market access, international and commercial operations. Before joining our Company, Mr. Novara served as Senior Advisor in the Medical Technology and Life Science practice at McKinsey & Company from February 2023 to November 2023. Before that, he held executive positions at Becton Dickinson for more than 11 years, serving most recently as Worldwide Vice President and General Manager in the Medication Delivery Solutions business unit from June 2020 to December 2022. Earlier in his career, Mr. Novara held leadership positions with Hoffman-La Roche/Genentech and Sanofi-Aventis. Mr. Novara holds a B.S. in Biology from Villanova University and a Master’s in Healthcare Management from Columbia University.
Leigh Vosseller has served as our Executive Vice President, Chief Financial Officer, and Treasurer since June 2018. She is responsible for our Company’s financial functions and information technology. Ms. Vosseller held successive financial executive management positions since joining our Company in 2013. Before joining Tandem, she served as Vice President and Chief Financial Officer at Genoptix, and in financial leadership positions at Biosite. Since January 2021, Ms. Vosseller has served as a director and treasurer of Girls Inc. of San Diego, a non-profit organization that provides STEM-focused, research-based programming to underserved girls in the community. Ms. Vosseller is a certified public accountant (inactive) and holds a B.S. in Accounting from Missouri State University.

Tandem Diabetes Care	42	2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis addresses the compensation philosophy, objectives, policies and arrangements that apply to our NEOs and other senior management personnel. The purpose of this section is to provide stockholders with a thorough understanding of our 2025 executive compensation program. This narrative discussion is intended to be read together with the Summary Compensation Table, and the related tables, footnotes and disclosures set forth below. References throughout this Compensation Discussion and Analysis section and in the accompanying compensation tables to the “Committee” refer to our Compensation Committee.
Executive Summary

NAMED EXECUTIVE OFFICERS Our NEOs as of December 31, 2025 were:	John Sheridan President and Chief Executive Officer, and member of our board of directors	Leigh Vosseller Executive Vice President, Chief Financial Officer and Treasurer

Elizabeth Gasser Executive Vice President, Chief Strategy and Product Officer	Shannon Hansen Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary	Mark Novara Executive Vice President, Chief Commercial Officer

Tandem Diabetes Care	43	2026 Proxy Statement

Compensation Discussion and Analysis
2025 BUSINESS HIGHLIGHTS
In 2025, we surpassed the milestone of $1 billion in sales, while delivering on our mission to provide new innovation, improved outcomes, and a revolutionary experience to nearly half a million customers worldwide. Momentum built across the year and culminated in our Q4 results, where we set multiple records, including sales, pump shipments and gross margin, while delivering double-digit growth and improved profitability.
In addition to our financial performance, we delivered strong execution against the key initiatives we prioritized at the beginning of the year, which were 1) modernizing our commercial operations, 2) delivering new technology, and 3) reshaping our business model. The modernization of our commercial operations was a global initiative. In the United States, we expanded our sales team and updated our sales process. We also began implementing new systems that were designed to provide increased efficiencies and benefits to our sales team beginning in 2026. In addition, we began expanding our dedicated commercial efforts for people living with type 2 diabetes. Internationally, we set record sales, while preparing for direct commercial operations in the UK, Switzerland and Austria, which began in early 2026.
We also delivered on our key initiative to bring new technology to people living with diabetes worldwide. We started the year with the achievement of FDA clearance of Control-IQ+ for people living with type 2 diabetes. Data from the pivotal trial supporting this submission was in The New England Journal of Medicine, which was the fourth time Control-IQ technology data was featured. Control-IQ+ technology is our best automated insulin delivery algorithm ever, which we launched globally throughout 2025. In addition, we ended the year launching two highly sought after pump features in the U.S. with the launch of FreeStyle Libre 3 plus for t:slim and Android control for Tandem Mobi. Internationally, we expanded the rollout of our Tandem Source cloud infrastructure which supports both the expansion of Tandem Mobi and enables iOS and Android mobile applications for t:slim X2.
Our third main initiative in 2025 centered on reshaping our business model, which is expected to be one of the most impactful levers to deliver future market growth and profitability. We took significant steps to advance our pharmacy efforts across the United States, as part of a multi-channel payor reimbursement strategy. Pharmacy access is widely associated with the significant advantages it offers to customers, with lower average out of pocket costs and easier onboarding. It also provides benefit to healthcare providers through a streamlined prescription process, and benefit to payors, by providing access to technology that improves member outcomes with enhanced data visibility. As a result, manufacturers, like Tandem, typically receive greater economic reimbursement when serving customers through the pharmacy channel. Our first year of experience with pharmacy access proved these assumptions to be true, and in 2026 we plan to drive utilization of the pharmacy benefits for all of our customers.
Together, the progress we made against our key initiatives in 2025 were transformational for our company and set a strong foundation for Tandem to drive sustainable growth and profitability. The information below highlights some of the important progress made in our business during 2025:

Commercial Execution and Financial Growth	Operating Effectiveness and Financial Management	Product Pipeline Advancements

•Achieved 2025 worldwide sales milestone of $1.015 billion.	•Achieved positive free cash flow in the third and fourth quarters of 2025.	•Received FDA clearance for Control-IQ+ for people living with type 2 diabetes and launched the technology globally.

•Demonstrated annual growth in worldwide shipments to more than 126,000 pumps.	•Expanded year-over-year gross margin to 54% and achieved a record quarterly margin of 58% in Q4.	•Began global commercial rollout of t:slim X2 pump integration with the FreeStyle Libre 3 Plus continuous glucose monitoring sensor.

•Advanced pharmacy structure, as part of our multi-channel initiative in the United States.	•Generated our first positive operating margin since 2021 at 3% of sales in Q4, a 15 percentage point improvement year-over-year.	•Initiated launch of Android mobile control for the Tandem Mobi insulin delivery system.

Tandem Diabetes Care	44	2026 Proxy Statement

Compensation Discussion and Analysis
The following charts illustrate two of our key metrics and financial results during the past three years:
*Annual sales and gross margin for 2024 and 2023 include the effect of net sales recognition (deferrals) of $30.2 million and ($25.1) million, respectively. This relates to the accounting treatment associated with our Tandem Choice Program offering, which began September 2022 and ended in December 2024, to provide a pathway to eligible t:slim X2 customers to ownership of Tandem Mobi, for a fee when available. There was no comparative adjustment for 2025.
2025 COMPENSATION OVERVIEW
We entered 2025 expecting our business to achieve:
•Substantial increases in product shipments and sales, both in the United States and outside the United States;
•Improvement in our operating and gross margins;
•Positive cash flow from operations; and
•Various goals relating to our customer satisfaction and multiple new product launches in the United States.
When designing our 2025 executive compensation program, the Compensation Committee (the “Committee”) considered a number of factors, including the business objectives set forth above, the 2025 budget approved by our board of directors, and the intense competition for talent within the medical device and technology industries, both generally and within the geographic regions in which we operate. In addition, the Committee considered the continued importance of retaining and motivating our employees during a period in which we were undertaking key initiatives to drive future growth and profitability, including the modernization of our commercial operations, the delivery of new technology, and reshaping our business model.
In making compensation decisions for 2025, the Committee focused on several key factors of our executive compensation program, as follows:
•Stockholder feedback;
•A peer group analysis performed by our independent compensation consultant;
•Total NEO compensation compared to the 50th percentile of the peer group;
•Total cash compensation opportunity under our annual short-term cash incentive plan, under which executives are only eligible to receive cash bonuses upon the achievement of certain predetermined financial and operational performance goals, which the Committee has determined should comprise a meaningful proportion of overall compensation; and
•Total compensation opportunity under long-term incentive equity awards, a portion of which are earned based upon the achievement of certain predetermined financial and relative total shareholder return goals over a three-year period, and which are designed to align with the interests of our stockholders, which the Committee has determined should comprise a meaningful proportion of overall compensation.

Tandem Diabetes Care	45	2026 Proxy Statement

Compensation Discussion and Analysis
Each of these factors and their impacts on our 2025 executive compensation program are explained in more detail on the following pages.
KEY COMPENSATION GOVERNANCE ATTRIBUTES
We have incorporated a number of compensation governance best practices over time, which are discussed in the table below:

What We Do		What We Don’t Do

☑	Pay-for-performance philosophy	✗	Employment agreements
☑	Independent compensation consultant	✗	280G excise tax gross up provisions
☑	Compensation committee comprised solely of independent directors	✗	Guaranteed bonuses or equity awards
☑	Comprehensive peer group analysis updated annually	✗	Equity incentive plan evergreen provisions
☑	“Double trigger” change-in-control benefits	✗	Hedging or pledging of our securities
☑	Multiple financial and strategic measures used to determine cash incentive payouts to encourage strong performance across the business	✗	Repricing of options or issuance of discounted stock option awards
☑	Stock ownership guidelines applies to executive officers and directors
☑	Clawback policy applies to cash bonus and equity incentive compensation
☑	Incentive compensation represents a significant majority of total compensation

Tandem Diabetes Care	46	2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to attract and retain talented executives with the skills needed to manage and staff a demanding and high-growth business in a rapidly evolving, competitive and highly regulated industry, while motivating them to create long-term value for our stockholders. There is significant competition for talented executives, especially in the medical device and technology industries both generally and in the geographic regions in which we operate. When establishing our executive compensation program, the Committee is guided by the following four principles:
•Attract, retain and motivate executives with the background and experience required for our future growth and success;
•Provide a total compensation package that is competitive with other companies in the medical device and technology industry that are similar to us in size and revenue;
•Align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and
•Apply a pay-for-performance philosophy by tying a meaningful portion of potential total short- and long-term compensation to the achievement of predetermined objectives that are important to our growth and success.
ROLES AND RESPONSIBILITIES
A well-designed, implemented, and communicated executive compensation program is important to the growth and success of our business. As such, the Committee, together with input from its independent compensation consultant and management, where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group typically has a specific role in the process.
Compensation Committee
The Committee is comprised solely of directors who qualify as “independent directors” under Nasdaq rules and also meet the heightened independence requirements under SEC rules. The Committee is primarily responsible for developing, reviewing and approving our executive compensation program, including the compensation arrangements that apply to our NEOs, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the Committee is responsible for overseeing our short-term cash and long-term equity incentive plans, including approving individual grants or awards thereunder (subject to the delegation of limited discretion to certain executive officers to approve individual grants or awards to employees below the executive level). The Committee is also responsible for approving performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.
The Committee evaluates the total compensation of our NEOs and other executives relative to available compensation information from companies in our industry that are similar to us based on a number of factors, including size and revenue. The Committee considers market data prepared by its compensation consultant derived from our peer group as the starting point for the determination of NEO compensation, and it retains discretion to adjust executive compensation based on a number of factors, including changing pay practices in our industry, executive retention concerns, individual executive performance, and overall Company performance.
The Committee has not established any formal policies or guidelines for allocating between long-term and short-term compensation, or between cash and equity compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the Committee relies on its judgment and experience, as well as significant feedback from its independent compensation consultant, rather than adopting a formulaic approach to compensation decisions.

Tandem Diabetes Care	47	2026 Proxy Statement

Compensation Discussion and Analysis
Management
Historically, our President and Chief Executive Officer, our Executive Vice President and Chief Administrative Officer, and our Chief Human Resources Officer, have provided input and recommendations to the Committee on the compensation of executive officers and other senior management personnel. In addition, representatives from our finance and legal functions have provided information or recommendations to the Committee regarding incentive program design. The Committee reviews this input and information and considers these recommendations. However, all decisions affecting compensation of our executive officers are made by the Committee.
Independent Compensation Consultants
The Committee has sole authority to engage and retain independent compensation consultants and to directly oversee their work and compensation.
The Committee has engaged WTW, a leading global advisory to provide services, including advising the Committee on the selection of an appropriate compensation peer group, collecting and analyzing compensation data from the peer group, and performing an independent review of our compensation practices for our executive officers, as well as our non-employee directors, as compared to the peer group. The Committee selected WTW based on its experience providing expert, strategic and research-driven executive compensation advice to help companies balance talent and governance risks while driving business performance. In addition, the Committee assessed whether work performed or advice rendered by WTW would raise any conflicts of interest and determined that there are no conflicts of interest.
KEY CONSIDERATIONS
In designing our 2025 executive compensation program, stockholder feedback and WTW’s analysis and advisory services were key considerations for the Committee.
Stockholder Advisory Vote on Executive Compensation
At our 2025 annual meeting of stockholders, 97.14% of our stockholders voting on the matter approved, on a non-binding, advisory basis, the compensation of our NEOs (i.e., our “say-on-pay” proposal).
Our board of directors has adopted a policy providing for annual “say-on-pay” votes, which was approved by our stockholders in 2025. Our board of directors believes that allowing our stockholders to vote on our executive compensation practices on an annual basis aligns with market best practices and provides our stockholders with an important opportunity to provide meaningful feedback to us. Unless our board of directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at our 2027 annual meeting of stockholders.
The Committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. The Committee expects to continue to consider the outcome of our “say-on-pay” votes and our stockholders’ views when making future compensation decisions for our NEOs.
Additional Compensation Plan Considerations
In addition to stockholder feedback and independent compensation consultant analysis and input, in designing our executive compensation program the Committee also takes into account various factors, including:
•Overall compensation strategy, philosophy and objectives;
•Criticality of individual roles and positions;
•Historical and current compensation levels;
•Competition for talent in our industry;
•Employee tenure;
•Relative compensation levels across the executive team;
•Existing levels of equity ownership;

Tandem Diabetes Care	48	2026 Proxy Statement

Compensation Discussion and Analysis
•Prior equity grants, including associated vesting schedules, inherent economic value and perceived retentive value; and
•Individual factors specific to each NEO, including, but not limited to, experience, performance, leadership and expertise.
In addition, the Committee reviews market factors including peer group and market survey data, as discussed below.
MARKET FACTORS
Peer Group
WTW was engaged by the Committee to develop a set of peer group companies for use as a point of comparison in benchmarking 2025 compensation for executive officers and non-employee directors. Data compiled from this peer group was used as a baseline reference by the Committee to assist it in establishing and assessing target total compensation levels, as well as target compensation levels for individual components of compensation, for our executive officers.
The inputs used to identify the peer group companies reflect the Global Industry Classification Standard and the determination of such companies included review of companies traded on major U.S. stock exchanges, companies classified in the health care equipment and health care services industries, and revenue. In addition to business and size considerations, the assessment also included a review and consideration of proxy advisor peers and M&A activity among the prior year’s peer group.
Our worldwide revenue for 2024 was approximately $940 million, which included the effect of net sales recognition of approximately $30 million related to the accounting treatment associated with our Tandem Choice Program. The revenue for our 2025 peer group companies generally fell within a range of approximately 0.5x to 2.5x our projected 2025 revenue, which was at the median of the peer group. However, not every company in our 2025 peer group satisfied each criterion and the Committee applied its judgment and experience in making final determinations for the companies included in the peer group. For example, Dexcom exceeded our target criteria range, but the Committee determined that it should be included in our 2025 peer group because of its strong similarities to our business operations and industry.
Following WTW’s review and discussion with the Committee, no changes were made to our peer group from 2024 to 2025. Based on the factors discussed above, our 2025 peer group comprised the 18 companies listed below:

AngioDynamics (ANGO)	Glaukos (GKOS)	Inspire Medical Systems (INSP)	Nevro (NVRO)
Artivion (AORT)	Globus Medical (GMED)	Insulet (PODD)	QuidelOrtho (QDEL)
AtriCure (ATRC)	Haemonetics (HAE)	iRhythm Technologies (IRTC)	STAAR Surgical (STAA)
CONMED (CNMD)	ICU Medical (ICUI)	LivaNova PLC (LIVN)
Dexcom (DXCM)	Inogen (INGN)	Masimo (MASI)
We consider these companies to be our peers solely for executive and director compensation comparison purposes.
Compensation Survey Data
To supplement data regarding the peer group companies where sufficient information is not available or where the Committee requests further information, also considers data from WTW’s and Aon Hewitt Radford’s suites of surveys. These surveys include compensation data from medical technology and life sciences companies. WTW has used data specific to our business in terms of industry, size and geographic location when providing this additional information to the Committee. In addition, for prospective new hire candidates, the Committee reviews information from these compensation surveys as a factor in the development of compensation offers.

Tandem Diabetes Care	49	2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Elements
The Committee, with assistance from WTW and management, has developed an executive compensation program consisting of several key components. Each element of compensation has a specific purpose, and they work together to advance our overall pay-for-performance compensation philosophy and support our compensation objectives. We believe the compensation elements are generally consistent with those paid to or awarded by our peer group companies.
Based on the information provided by our independent compensation consultants, the executive compensation program for our NEOs generally consists of a:
•Base salary;
•Short-term cash incentive program;
•Long-term equity incentive program; and
•Other benefits.
BASE SALARY
The purpose of this element is to provide a fixed compensation amount to each NEO in return for performance of core job responsibilities. We pay base salaries to attract and retain executives with the necessary experience to contribute to our future growth and success. The Committee establishes base salaries after reviewing peer group compensation data and considering a number of the other factors discussed above, including each executive officer’s title and responsibility level, tenure with us, individual performance and business experience. Salaries are reviewed and potentially adjusted at least annually.
In 2025, our NEOs received base salary increases ranging between 3% and 8%. NEOs receiving a 3% increase, reflected a merit increase. Increases greater than 3% reflect market adjustments for NEOs who were below the 50th percentile of our peer group. An 8% increase was awarded to our CEO, John Sheridan, which brought him to approximately 5% below the 50th percentile of our peer group. Adjustments of 8% were also awarded to executive vice presidents Leigh Vosseller and Mark Novara, our CFO and CCO, respectively, who also fell below the targeted 50th percentile of our peer group. These increases took into consideration that no salary increases were provided to NEOs in 2023, and a 3% merit increase was provided in 2024 even though it did not fully align the NEOs to our target market.
This decision reflects our commitment to driving sustained revenue growth and improving profitability, while modernizing our commercial operations, delivering new technology and reshaping our business model.

Name	2025 Base Salary	2024 Base Salary	Percent Change

John Sheridan	$790,583	$732,021	8%
Leigh Vosseller	$486,220	$450,203	8%
Elizabeth Gasser	$463,710	$450,203	3%
Shannon Hansen(1)	$463,710	N/A	N/A
Mark Novara	$486,220	$450,203	8%
(1) Ms. Hansen was not an NEO before 2025.

Tandem Diabetes Care	50	2026 Proxy Statement

Compensation Discussion and Analysis
SHORT-TERM CASH INCENTIVE PROGRAM
We provide short-term incentives to reward executives for achieving pre-established financial and strategic goals that the Committee believes are critical to our short-term success and the creation of long-term stockholder value. Target short-term incentive opportunities are expressed as a percent of base salaries and reviewed as part of the Committee’s annual compensation analysis, which includes an assessment of each NEO’s title and level of responsibility, and perceived ability to impact overall Company results.
2025 SHORT-TERM CASH INCENTIVE PROGRAM TARGETS
In 2025, no changes were made to the short-term incentive bonus percentage targets for the NEOs compared to 2024. The 2025 base salary, target bonus percentage and target cash bonus amount for each NEO was generally shown to be in alignment with benchmark data at the 50th percentile, and is set forth in the table below:

Name	2025 Base Salary	Target Bonus Percentage	Target Cash Bonus

John Sheridan	$790,583	100%	$790,583
Leigh Vosseller	$486,220	60%	$291,732
Elizabeth Gasser	$463,710	60%	$278,226
Shannon Hansen	$463,710	60%	$278,226
Mark Novara	$486,220	60%	$291,732
2025 SHORT-TERM CASH INCENTIVE PROGRAM SUMMARY AND RESULTS
The 2025 short-term cash incentive program is referred to as our 2025 Cash Bonus Plan. The 2025 Cash Bonus Plan was designed to reward plan participants for their contributions to our achievement of pre-established financial performance objectives, a product development objective, and a customer-related objective for 2025. Based on stockholder feedback, our plan design has three components with minimum and outperformance thresholds for each component of the plan. In addition, payments for outperformance achievements are capped at 200% for each component of the plan. The metrics were approved by the Committee as representative measures of overall corporate performance for the fiscal year in February 2025 and were consistent with the 2025 budget approved by our board of directors at that time. These metrics were determined to be appropriately rigorous as an interim step toward meeting our longer-term growth and financial objectives.
2025 Cash Bonus Plan Components and Weighting

Tandem Diabetes Care	51	2026 Proxy Statement

Compensation Discussion and Analysis
The goals associated with each component of the 2025 Cash Bonus Plan were set at the beginning of the year, and the Company’s performance against these goals was reviewed with the Committee periodically throughout 2025. For the financial performance objectives, a minimum threshold of 90% of the revenue target had to be achieved for 50% bonus to be earned. For achievement of 110% or greater of the revenue target, up to 200% of the bonus may be earned. For the portion of the cash bonuses that relates to product development, multiple new product launches, in the United States and internationally, must begin in 2025. In addition, there is a predefined number of product launches serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan. For the portion of the cash bonuses that relates to customer satisfaction, an annual metric must be achieved with predefined metrics serving as a minimum threshold for achieving 50% payout and outperformance threshold for achieving up to 200% payout under this component of the plan.
The following table shows each of the components of the 2025 Cash Bonus Plan, their respective weightings, our level of achievement for each component as determined by the Committee, and the calculation of the payout for each component:

Component	Weighting	Metrics	Level Earned Compared to Target	Weighted % of Total Payout

Financial Performance Objective	80%	Worldwide revenue target of $1.054B	81%	65%
Product Development Objective	10%	Commence the launch of 4 new products, including 2 global releases	100%	10%
Customer Satisfaction Objective	10%	Actual customer satisfaction key performance indicator score compared to target	120%	12%
Payout Percentage Under 2025 Cash Bonus Plan				87%
Our product development achievements in 2025, include but are not limited to commercial milestones relating to Control-IQ+ technology, t:slim integration with FreeStyle Libre 3 Plus, and Android control for Tandem Mobi, along with other web and app based offerings. We consider our product availability by geography to be commercially sensitive and so further detail is not being disclosed relating to our product development objective achievement. We also consider our targeted customer satisfaction indicator score to be commercially sensitive, and so are not disclosing further detail on our achievement of this objective due to risk of competitive harm.
Based on the level of achievement for each component of the 2025 Cash Bonus Plan, the Committee approved cash bonuses to our NEOs in March 2026 in the amounts set forth in the table below:

Name	Total 2025 Cash Bonus (1)

John Sheridan	$674,090
Leigh Vosseller	$269,474
Elizabeth Gasser	$240,158
Shannon Hansen	$237,600
Mark Novara	$269,474
1)Bonus calculations are based on 2025 salaries paid.
The performance-based cash bonuses paid to our NEOs under the 2025 Cash Bonus Plan were directly aligned with our financial performance and the achievement of critical strategic and operational objectives. Overall, the Committee believes the cash bonuses reflect our strong pay-for-performance philosophy.

Tandem Diabetes Care	52	2026 Proxy Statement

Compensation Discussion and Analysis
LONG-TERM INCENTIVE EQUITY COMPENSATION PROGRAM
We leverage long-term incentive (LTI) equity as a component of our executive compensation program to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in the value of our Company through the grant of equity-based awards. The executives’ interests are aligned with those of our stockholders because as the value of our Company increases over time, the value of the executives’ equity grants increases as well. The Committee also believes that granting equity awards that vest upon the achievement of long-term performance metrics supports our pay-for-performance philosophy, while granting equity awards that vest over time promotes the retention of our executives.
Long-Term Incentive Equity Progression
Our board of directors and stockholders approved our 2023 Long-Term Incentive Plan, as amended (2023 Plan), which allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock awards, stock appreciation rights, and restricted stock units (RSUs). Since 2019, the Compensation Committee has continued to evolve the long-term incentive equity programs for our NEOs to reflect incentives aligned with the Company’s maturation and evolving governance practices in response to stockholder feedback. The Committee plans to continue to evaluate and change its compensation practices when appropriate, while attracting, motivating and retaining top executive talent who are dedicated to the future growth and success of our business. A summary of our LTI evolution is provided in the below table.

Year	LTI Plan Evolution

2019	Issued predetermined, fixed share-denominated option awards
2020	Began issuing value-denominated equity awards
2021	Introduced PSUs, in addition to RSUs and options
2022	Increased PSU weighting, ceased granting options
2023	Further increased the weighting of CEO’s PSU component and included a TSR metric based on stockholder feedback
2024	Further increased the weighting of the PSU components for our non-CEO NEOs plan to align with our CEO’s plan, and included a TSR metric for a portion of the NEO’s PSU targets.
2025	Increased the weighting of the TSR metric for the PSU component of our CEO and other NEOs
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain predetermined goals), while grants of RSUs allow the program to support retention throughout a full business cycle. When determining the type, number and value of equity awards to be granted to each executive, the Committee generally considers several factors, including WTW’s analysis based on data from our peer group companies, the role and level of responsibility of the executive, the executive’s tenure with us, survey information regarding the level of equity ownership by executives with similar titles and levels of responsibility, and other compensation survey data. The Committee also takes into account our achievement of significant milestones during the period prior to the grant date, such as revenue growth achievement, completing or receiving regulatory clearance or approval to commercialize products.
Outstanding Performance-Based Awards Summary
The following Performance-Based Awards table summarizes the outstanding PSUs granted to our NEOs. In February 2025, the Committee evaluated the Company’s performance against 3-year PSU targets established in early 2023 to align executive interests with company performance. These targets included a targeted revenue compound annual growth rate (CAGR) from the prior 3-year period and target total shareholder return (TSR) compared to the Russell 3000 index that tracks the performance of the 3,000 largest publicly traded companies in the United States. Following the

Tandem Diabetes Care	53	2026 Proxy Statement

Compensation Discussion and Analysis
completion of the measurement period, the Committee determined that neither target was achieved and therefore the shares were forfeited. We consider our CAGR targets to be commercially sensitive, and so are not disclosing further detail due to risk of competitive harm.

Performance-Based Awards	Number of Performance Stock Units (#)

Non-vested shares outstanding at December 31, 2022	79,336
Granted	110,074
Vested/Earned	—
Forfeited	(25,888)
Non-vested shares outstanding at December 31, 2023	163,522
Granted	140,893
Vested/Earned(1)	(60,391)
Forfeited(1)	(10,823)
Non-vested shares outstanding at December 31, 2024	233,201
Granted	280,374
Vested/Earned	—
Forfeited(2)	(92,308)
Non-vested shares outstanding at December 31, 2025	421,267
1)PSUs granted in 2021 and 2022 were measured and earned as of December 31, 2024, and released in February 2025 (the vest date). PSUs forfeited in 2024 were related to the measurement of awards as of December 31, 2024.
2)PSUs forfeited in 2025 were related to the measurement of awards as of December 31, 2025.

2025 LTI Equity Compensation Program
In May 2025, in light of the various factors described above, and based on data provided by WTW, the Committee approved equity award values to each of our NEOs as set forth in the table below. Mr. Sheridan’s targeted total LTI award value was determined by the Committee to be $3 million. Mr. Sheridan asked the Committee to allocate approximately $300,000 to other executive officers, including $100,000 to Ms. Gasser and $100,000 to Ms. Hansen in recognition that they joined the Company shortly before a period of significant stock decline which resulted in their total equity value falling below targeted levels. Mr. Sheridan made this request to help reduce the Company’s overall stock-based compensation and burn rate.

Name	Aggregate Value of Performance Stock Units ($)	Aggregate Number of Performance Stock Units (#)	Aggregate Value of Restricted Stock Units ($)	Aggregate Number of Restricted Stock Units (#)

John Sheridan	$2,668,978	119,204	$2,669,022	119,206
Leigh Vosseller	$704,972	31,486	$705,016	31,488
Elizabeth Gasser	$514,970	23,000	$515,015	23,002
Shannon Hansen	$514,970	23,000	$515,015	23,002
Mark Novara	$704,972	31,486	$705,016	31,488

Tandem Diabetes Care	54	2026 Proxy Statement

Compensation Discussion and Analysis
PSUs have a grant date fair value of $19.82 per share for our Adjusted EBITDA (see definition in Executive Compensation Tables section) margin improvement goal and a grant date fair value of $30.60 per share for our TSR goal relative to our peer group. These awards vest based on a three-year criteria that correlates with the year-end 2027 goals. The PSUs will be measured at the end of 2027 and released in 2028, if the vesting criteria are achieved. Each of the RSUs has a grant date fair value of $19.82 per share and vests over a period of 36 months, with 33% of the shares vesting on the 15th of the month corresponding to the anniversary of the grant date, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months, subject to continued employment and the terms of the 2023 Plan.
When establishing the plan design for the PSUs issued as part of our 2025 LTI equity program, the Committee identified that delivering Adjusted EBITDA growth was a key driver of long-term stockholder value, and in support of the Company’s additional priorities to improve profitability. We consider the Adjusted EBITDA targeted to be commercially sensitive, and so are not disclosing the forward-looking goal due to risk of competitive harm, but will disclose the number retrospectively following the close of the performance period. The PSU component of our 2025 LTI plan is as follows:

Target Metric	CEO Weighting	Other NEO Weighting

Adjusted EBITDA margin in fiscal year 2027	50%	50%
TSR performance compared to the Russell 3000 index in the three-year period between 2025 and 2027	50%	50%
Performance determination for CEO and all other NEOs under the 2025 LTI plan is as follows:

Gross Margin in the fiscal year ending 2026	Payout Factor*

Maximum	200%
Target 2027 Adjusted EBITDA Margin	100%
Threshold	50%
Below Threshold	—%
*The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. The payout factor cannot exceed 200%.

TSR performance compared to the Russell 3000 index in the three-year period between 2025 and 2027	Performance as a Percent to Target	Payout Factor*

Maximum	75th percentile rank	200%
Tandem Diabetes Care TSR Performance	50th percentile rank	100%
Threshold	25th percentile rank	50%
Below Threshold	Less than 25th percentile rank	—%
*The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. The payout factor cannot exceed 200%.
BROAD-BASED BENEFIT PROGRAMS
Full-time employees, including our NEOs, may participate in our health and welfare benefit and retirement programs offered in their country of employment. For example, in the United States this includes medical, dental and vision care coverage, disability and life insurance, our employee stock purchase plan and our 401(k) plan.

Tandem Diabetes Care	55	2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Governance
COMPENSATION RISK ASSESSMENT
We assess whether our compensation programs and strategy encourage undue or inappropriate risk taking by our executive officers and other employees. We believe that, although a portion of the compensation provided to our executive officers and other employees is subject to the achievement of specified Company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe our compensation programs are reasonably likely to have a material adverse effect on us.
STOCK INCENTIVE PLANS
As of December 31, 2025, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options, weighted-average exercise price of outstanding options, and number of shares remaining available for future issuance under our 2013 Stock Incentive Plan (2013 Plan) and 2023 Plan are set forth in the table below. For fiscal year 2025, our three-year average burn rate was 3.3% calculated in accordance with the value adjusted burn rate methodology. In 2023, 2024 and 2025, we made changes to our grant practices to further reduce our use of shares. Historically, we had granted incentive equity to employees at all levels of the organization. In alignment with benchmark practices, we reduced the value of incentive equity grants or ceased granting incentive equity to certain employee levels in the organization. This change in practice is also in support of our goal to reduce stock-based compensation expense, which was demonstrated by a 9% reduction year over year.
As of December 31, 2025, the number of shares reserved for issuance, number of shares issued, and number of shares remaining available for future issuance under our 2013 Employee Stock Purchase Plan (ESPP), are also set forth in the table.
We do not have any stock incentive plans that have not been approved by our stockholders.

Name	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Awards	Weighted-Average Exercise Price of Outstanding Options (per share)	Number of Shares Remaining Available for Future Issuance

2013 Plan	11,725,694	6,766,980	2,832,605	$52.70	—
2023 Plan	5,602,184	1,351,676	3,613,481	N/A	637,027
ESPP	5,264,725	3,331,074	—	N/A	1,933,651
2013 Stock Incentive Plan
Our 2013 Plan was originally approved by our board of directors and our stockholders in November 2013 and was amended in May 2018 and May 2020.
There were no shares of our Common Stock reserved for issuance under our 2013 Plan as of December 31, 2025. As of December 31, 2025, 2,832,605 shares of our Common Stock were underlying outstanding awards under our 2013 Plan.
2023 Long-Term Incentive Plan
Our board of directors adopted, and in May 2023 our stockholders approved, our 2023 Plan. Our 2023 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement of our Company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in its success and increased value.
In April 2024, our board of directors adopted, and in May 2024 our stockholders approved, an amendment to our 2023 Plan. In March 2026, our board of directors adopted an amendment to our 2023 Plan and in this proxy statement we are asking our stockholders to approve the amendment to the 2023 Plan at the Annual Meeting. Our board of directors believes that granting long-term incentives in the form of equity-based awards is crucial for promoting our long-term

Tandem Diabetes Care	56	2026 Proxy Statement

Compensation Discussion and Analysis
financial growth and stability, thereby enhancing stockholder value. As of December 31, 2025, 3,613,481 shares of our Common Stock were underlying outstanding awards under our 2023 Plan.
2013 Employee Stock Purchase Plan
Our board of directors previously adopted and our stockholders previously approved our 2013 ESPP. In April 2024, our board of directors adopted, and in May 2024, our stockholders approved, an amendment to our 2013 ESPP to increase the ESPP’s share reserve. The purpose of our 2013 ESPP is to retain the services of new U.S. employees and secure the services of new and existing U.S. employees while providing incentives for such individuals to exert efforts toward our growth and success. Our 2013 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.
Our 2013 ESPP authorizes the issuance of shares of our Common Stock in accordance with purchase rights granted to our employees or to employees of any of our designated affiliates. We had an aggregate of 1,933,651 shares of our Common Stock reserved for issuance under our 2013 ESPP as of December 31, 2025.
INSIDER TRADING POLICY; HEDGING AND PLEDGING POLICY
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Our insider trading policy also prohibits our directors, employees, and officers, including our NEOs, from engaging in transactions to “hedge” ownership of our Common Stock, including short sales or trading in any derivatives involving our Common Stock (or securities convertible or exchangeable for our Common Stock). Our policies also prohibit the pledging of our Common Stock. There are no outstanding pledged shares.
CLAWBACK POLICY
In accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received as a result of the material noncompliance.
In 2020, our board of directors adopted a clawback policy to create greater accountability for our executive officers and employees. This policy established the circumstances under which we will seek recoupment of cash or equity bonus or incentive compensation paid to or received by, and to recover profits realized from the sale of shares of our Common Stock by, executive officers and certain other employees in the event we are required to restate any of our publicly reported financial statements.
If our audit committee determines that fraud or intentional misconduct by an executive officer caused or substantially caused an accounting restatement, we will seek to recover from that executive officer the amount or value of any incentive compensation the executive officer received during the three years preceding the restatement that exceeds that amount or value of incentive compensation the executive officer would have received on the basis of the restated financial statements. We will also seek to recover from such executive officer any net profits the executive officer realized from sales of our Common Stock during the 12-month period preceding the publication of the restated financial statements. Similar recoupment provisions apply with respect to non-executive officer employees.
Effective October 2, 2023, we amended our clawback policy to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder (Rule 10D-1), and Nasdaq Listing Rule 5608. The amended policy applies to incentive compensation received by a covered officer on or after October 2, 2023. The terms of the policy before October 2, 2023 continue to apply to any incentive compensation received by a covered officer before October 2, 2023.

Tandem Diabetes Care	57	2026 Proxy Statement

Compensation Discussion and Analysis
Our board of directors believes the adoption of our clawback policy is consistent with our executive compensation philosophy and objectives, and in furtherance of the board of directors’ intention to follow sound corporate governance practices.
STOCK OWNERSHIP GUIDELINES
We have adopted stock ownership guidelines that require all executive officers and directors to own a significant ownership interest in our Common Stock, subject to a phase-in period, to align their interests with those of our stockholders and in furtherance of the board of directors’ intention to follow sound corporate governance practices. The holding guidelines are as follows:
•President and Chief Executive Officer - 3x base salary
•All executive vice presidents - 1x base salary
•Any other executive officers - 1x base salary
•Non-employee directors - 3x annual director cash retainer (excluding committee service retainer)
The holding guidelines are subject to a three-year phase-in period for executive officers and a five-year phase in period for directors. In addition to unvested stock options, unvested shares of restricted stock, and unvested performance stock units, which were previously not included for purposes of calculating the holding guidelines, the amended guidelines also do not include vested, unexercised stock options. In 2025, three of our executive officers, Mr. Sheridan, Ms. Vosseller, and Mr. Kyrillos, purchased shares in the open market, independent of employee compensation or stock benefit plans.
The Compensation Committee evaluates compliance with our stock ownership guidelines annually. As of the measurement dates, all executive officers and directors were in compliance with the holding guidelines or are within the applicable phase-in periods.
TAX AND ACCOUNTING CONSIDERATIONS
In making executive compensation decisions, the Committee considers the impact of the provisions of Section 162(m) of the Code. This section generally limits the deductibility of compensation paid by a publicly held company to “covered employees” for a taxable year to $1.0 million, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date. “Covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Thus, our tax deduction with regard to compensation of these officers is limited to $1.0 million per taxable year with respect to each such officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible. Instead, the Compensation Committee intends to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders.
The Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Although we review and consider the tax and accounting laws, rules, and regulations that may impact our executive compensation program, we believe it is not in the best interests of our stockholders to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and thus also consider the competitiveness of our program in our market and the importance to our stockholders of incentivizing and rewarding executives for reaching desired performance levels and other goals.

Tandem Diabetes Care	58	2026 Proxy Statement

Compensation Discussion and Analysis
EMPLOYMENT AGREEMENTS
We have not entered into employment agreements detailing any guaranteed term of employment or future compensation, beyond their offer letter for employment, with any of our current executive officers.
EMPLOYMENT SEVERANCE AGREEMENTS
Our board of directors has approved employment severance agreements with all of our senior management personnel, including each of our NEOs. Our board of directors believes it is important to provide our executive officers with severance benefits under limited circumstances to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us in the event of a potential change-in-control transaction.
Under the terms of each of the severance agreements, if within three months before or 12 months following a change of control (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination, as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and stock appreciation rights (SARs) (in each case, as applicable) that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our Common Stock will terminate.
If, within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change of control benefits except for those as may be established under our then-existing severance and benefit plans and practices or under other written agreements between us and such executive officer.
Under the terms of each of the severance agreements, upon the termination of the executive officer’s employment for any reason, we will pay the executive:
•Any unpaid base salary due for periods prior to the termination date; and
•All expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business before the termination date.
The severance agreements are substantially identical for each of our current NEOs except that the severance period for Mr. Sheridan is 24 months and the severance period for each of the other NEOs is 18 months.
The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by an executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by an executive officer.

Tandem Diabetes Care	59	2026 Proxy Statement

Compensation Discussion and Analysis
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation of our NEOs for the fiscal years ended December 31, 2025, 2024, and 2023, as applicable:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

John Sheridan President and Chief Executive Officer	2025	$790,583	$5,367,796	$—	$674,090	$26,034	$6,858,503
	2024	$732,021	$7,132,756	$—	$650,021	$11,440	$8,526,238
	2023	$710,700	$3,663,250	$—	$266,513	$11,140	$4,651,603
Leigh Vosseller Executive Vice President, Chief Financial Officer and Treasurer	2025	$486,220	$1,417,854	$—	$269,474	$8,346	$2,181,894
	2024	$450,203	$1,783,115	$—	$239,863	$6,900	$2,480,081
	2023	$437,091	$707,727	$—	$98,345	$7,946	$1,251,109
Elizabeth Gasser Executive Vice President, Chief Strategy and Product Officer	2025	$463,710	$1,035,730	$—	$240,158	$8,346	$1,747,944
	2024	$450,203	$1,307,627	$—	$239,863	$7,778	$2,005,471
	2023	$437,091	$707,727	$—	$98,345	$7,478	$1,250,641
Shannon Hansen(1) Executive Vice President, Chief Legal, Privacy and Compliance Officer and Secretary	2025	$463,710	$1,035,730	$—	$237,600	$10,861	$1,747,901
Mark Novara(2)(6) Executive Vice President, Chief Commercial Officer	2025	$486,220	$1,417,854	$—	$269,474	$31,064	$2,204,612
	2024	$450,203	$90,716	$—	$239,863	$21,963	$802,745
	2023	$57,480	$2,547,354	$—	$11,348	$100,773	$2,716,955
1)Ms. Hansen has served as the Company’s Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary since April 2024, and as the Company’s Chief Legal, Privacy & Compliance Officer and Secretary since August 2023. Ms. Hansen was not considered an NEO before 2025.
2)Mr. Novara joined the Company in November 2023.
3)Amounts listed reflect the grant date fair value of stock awards granted during 2025, 2024 and 2023 calculated in accordance with FASB ASC 718, including the value of granted restricted stock units as well as performance stock units not yet deemed earned. In particular, amounts in the “Stock Awards” column include the grant date fair value of PSUs granted to our named executive officers, assuming that the target level of the Corporate Performance Metric was probable of being achieved on the date of grant. The value of the PSUs granted during 2025 assuming achievement of the maximum performance level of 200% would be: Mr. Sheridan—$6,010,266; Ms. Vosseller—$1,587,524; Ms. Gasser—$1,159,660; Ms. Hansen—$1,159,660; and Mr. Novara—$1,587,524. These amounts do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our NEOs with respect to the PSUs.
4)Amounts listed reflect the grant date fair value of certain options awarded to each of our NEOs calculated in accordance with FASB ASC 718 (without regard to estimates of forfeitures related to service-based vesting). Information regarding assumptions made in valuing the stock option awards can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report. The amounts disclosed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our NEOs with respect to the options.
5)Amounts listed reflect the amounts earned and paid under the cash bonus plan for the respective years stated, based on our achievement related to certain pre-established financial performance objectives, product development milestones and customer-related objectives for 2025, 2024 and 2023. Our 2025 Cash Bonus Plan is described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2025 Short-Term Cash Incentive Program Summary and Results.”
6)During fiscal year 2025, Mr. Sheridan and Mr. Novara participated in our incentive award trip for selected members of our executive and sales teams. The amounts listed for Mr. Sheridan and Mr. Novara include the incremental costs of meals, entertainment and other expenses of $6,005 and $14,873, respectively, as well as statutory tax with respect to the imputed income associated with the trip of $6,205 and $7,845, respectively. The remaining amounts for each of our NEOs reflect the value of premiums paid by us for group term life insurance for the benefit of our NEOs and matching contributions on the NEO’s behalf under our 401(k) Plan as listed in the table below.

Tandem Diabetes Care	60	2026 Proxy Statement

Compensation Discussion and Analysis

Name	Other Travel Expenses	Group Term Life Insurance	401(k) Employer Contributions	2025 All Other Compensation

John Sheridan	$12,210	$6,824	$7,000	$26,034
Leigh Vosseller	$—	$1,346	$7,000	$8,346
Elizabeth Gasser	$—	$1,346	$7,000	$8,346
Shannon Hansen	$—	$3,861	$7,000	$10,861
Mark Novara	$22,718	$1,346	$7,000	$31,064
GRANTS OF PLAN-BASED AWARDS
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during the fiscal year ended December 31, 2025. This information supplements the information about these awards set forth in the Summary Compensation Table above.

Name	Grant Date(3)	Estimated Possible Payouts Under 2025 Cash Bonus Plan($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of RSUs Granted (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Minimum(4)	Target	Maximum	Threshold	Target	Maximum

John Sheridan	5/30/2025	$—	$790,583	$1,581,166	59,602	119,204	238,408	119,206	$5,367,796
Leigh Vosseller	5/30/2025	$—	$291,732	$583,464	15,743	31,486	62,972	31,488	$1,417,854
Elizabeth Gasser	5/30/2025	$—	$278,226	$556,452	11,500	23,000	46,000	23,002	$1,035,730
Shannon Hansen(5)	5/30/2025	$—	$278,226	$556,452	11,500	23,000	46,000	23,002	$1,035,730
Mark Novara	5/30/2025	$—	$291,732	$583,464	15,743	31,486	62,972	31,488	$1,417,854
1)Amounts listed reflect the target and maximum amount of payouts under the 2025 Cash Bonus Plan. The 2025 Cash Bonus Plan was designed to reward plan participants for their individual contributions to our achievement of pre-established financial performance objectives and significant product development milestones and customer-related objectives for 2025. The actual amounts paid to our NEOs pursuant to the plan are set forth in the Summary Compensation Table above. For more information about the terms of the 2025 Cash Bonus Plan, including the calculation of the actual amounts paid pursuant to the plan, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2025 Short-Term Cash Incentive Program Summary and Results.”
2)For more information about PSU equity awards granted in 2025, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2025 LTI Equity Compensation Program.”
3)Amounts listed reflect the RSU awards granted to our NEOs in 2025. Each of these RSUs vest over a period of 36 months, with 33% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 67% of the shares vesting in equal quarterly installments over the remaining 24 months. For more information about equity awards granted in 2025, please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis - 2025 LTI Equity Compensation Program.”
4)Amounts listed reflect the grant date fair value of the stock awards (RSUs and PSUs) granted to each of our NEOs in 2025, calculated in accordance with FASB ASC 718. RSUs and PSUs have a grant fair value equal to the closing price of our Common Stock on the date of grant. Refer to Note 2, “Summary of Significant Accounting Policies” in the 2025 Annual Report for valuation assumptions on PSU awards.
5)Ms. Hansen has served as the Company’s Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary since April 2024, and as the Company’s Chief Legal, Privacy & Compliance Officer and Secretary since August 2023.

Tandem Diabetes Care	61	2026 Proxy Statement

Compensation Discussion and Analysis
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following two tables summarize the outstanding RSU, PSU and stock option awards held by our NEOs as of December 31, 2025:

	Restricted Stock Units			Performance Stock Units

Name	Grant Date(1)	Number of Shares That Have Not Vested(#)	Market Value of Shares That Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested($)(3)

John Sheridan	5/25/2023	10,943	$240,527	—	$—
	5/23/2024	35,894	$788,950	71,787	$1,577,878
	5/30/2025	119,206	$2,620,148	119,204	$2,620,104
Leigh Vosseller	5/25/2023	3,006	$66,072	—	$—
	5/23/2024	8,973	$197,227	17,946	$394,453
	5/30/2025	31,488	$692,106	31,486	$692,062
Elizabeth Gasser	5/25/2023	3,006	$66,072	—	$—
	5/23/2024	6,581	$144,650	13,160	$289,257
	5/30/2025	23,002	$505,584	23,000	$505,540
Shannon Hansen	2/15/2022	531	$11,671	NA	NA
	5/25/2023	2,874	$63,171	NA	NA
	5/23/2024	6,581	$144,650	13,160	$289,257
	5/30/2025	23,002	$505,584	23,000	$505,540
Mark Novara	12/15/2023	29,658	$651,883	N/A	N/A
	5/23/2024	457	$10,045	913	$20,068
	5/30/2025	31,488	$692,106	31,486	$692,062
1)RSUs vest over a 36-month period from the date of grant as follows: 33% shall vest 12 months from the grant date, and the remaining balance shall vest in eight quarterly installments thereafter.
2)The market value of unvested RSU awards as of December 31, 2025 is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2025, which was $21.98.
3)Represents PSUs granted, the market value of which is calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 31, 2025, which was $21.98. PSUs granted in 2023 have a measurement date of December 31, 2025, PSUs granted in 2024 have a measurement date of December 31, 2026 and, PSUs granted in 2025 have a measurement date of December 31, 2027.

Tandem Diabetes Care	62	2026 Proxy Statement

Compensation Discussion and Analysis

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)(2)	Option Expiration Date(3)

John Sheridan	8,460	—	$69.50	2/16/2026
	63,000	—	$18.86	6/14/2028
	105,000	—	$51.50	2/15/2029
	105,000	—	$48.36	2/25/2029
	30,272	—	$82.34	5/27/2030
	38,733	—	$81.63	5/18/2031
	40,288	—	$65.28	5/25/2032
Leigh Vosseller	3,390	—	$69.50	2/16/2026
	6,780	—	$23.00	12/16/2026
	2,340	—	$9.00	5/17/2027
	15,160	—	$18.86	6/14/2028
	105,000	—	$51.50	2/15/2029
	15,012	—	$82.34	5/27/2030
	7,940	—	$81.63	5/18/2031
	8,544	—	$65.28	5/25/2032
Elizabeth Gasser	20,717	—	$89.54	2/18/2030
	8,314	—	$82.34	5/27/2030
	7,940	—	$81.63	5/18/2031
	8,544	—	$65.28	5/25/2032
1)The Company ceased granting stock options as part of its long-term incentive plan in 2022. As a result, Mark Novara, who was hired in 2023, and Shannon Hansen, who was promoted in April 2024, are excluded from the table above.
2)Stock options are granted with an exercise price equal to the closing price of our Common Stock on the grant date.
3)The expiration date of the option awards is ten years from the date of grant.

Tandem Diabetes Care	63	2026 Proxy Statement

Compensation Discussion and Analysis
OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John Sheridan	—	$—	32,552	$706,216
Leigh Vosseller	—	$—	10,325	$217,216
Elizabeth Gasser	—	$—	6,324	$133,757
Shannon Hansen	—	$—	9,171	$189,259
Mark Novara	—	$—	15,628	$290,990
1)In accordance with applicable SEC rules, the amounts in this column reflect the aggregate dollar amount realized upon exercise of the options, determined by taking the difference between the market price of our Common Stock at exercise and the exercise price of the options.
POTENTIAL PAYMENTS UPON CHANGE OF CONTROL
The following table summarizes the potential payments and benefits that would have been paid or provided to our NEOs if a termination of employment had occurred on December 31, 2025, provided that such termination was a result of an involuntary termination or a resignation for good reason and occurred within three months before or 12 months following a change of control. The amounts reflected in the table are in addition to amounts that would have been payable for accrued but unpaid base salary and reimbursement of expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our NEOs in connection with a termination of employment as a result of a voluntary resignation or a termination for cause.

	Type of Payment or Benefit:

Name	Severance(1)	Accelerated Stock Options(2)	Accelerated RSUs(2)

John Sheridan	$3,162,332	$—	$3,649,625
Leigh Vosseller	$1,166,928	$—	$955,405
Elizabeth Gasser	$1,112,904	$—	$716,306
Shannon Hansen	$1,112,904	$—	$725,076
Mark Novara	$1,166,928	$—	$1,354,034
1)Amount listed reflects 18 months’ worth of base salary plus target bonus for the year ended December 31, 2025 for each of Ms. Vosseller, Ms. Gasser, Ms. Hansen and Mr. Novara, and 24 months’ worth of base salary plus target bonus for the year ended December 31, 2025 for Mr. Sheridan.
2)Amount listed reflects acceleration of stock options and RSUs (excluding PSUs), based on the closing price of our Common Stock on December 31, 2025 of $21.98. As of December 31, 2025, there were no unvested stock options.

Tandem Diabetes Care	64	2026 Proxy Statement

Compensation Discussion and Analysis
PAY RATIO DISCLOSURE
In accordance with applicable SEC rules, we determined that the 2025 annualized total compensation of the median compensated employee of all our employees who were employed as of November 1, 2025, other than our Chief Executive Officer, Mr. Sheridan, was $94,564. Mr. Sheridan’s 2025 annualized total compensation was $6,858,503. Among other items, total compensation includes base salary, cash incentive awards and equity-based compensation awards (valued based on the grant date fair value of awards granted during 2025), calculated as of December 31, 2025. As calculated in this manner, Mr. Sheridan’s 2025 annual total compensation was approximately 73 times that of the 2025 annualized total compensation of our median compensated employee.
To identify the median compensated employee consistent with SEC rules, we used base salary for 2025 as a measure of annual total compensation. As of November 1, 2025, we had 2,396 full-time employees who were employed and not on leaves of absence, consisting of 2,298 U.S. employees, and 98 employees located in Canada and Europe. As permitted by applicable SEC rules, we did not include any of our 98 employees located outside the United States, consisting of less than 5% of our total employee population, pursuant to the de minimis exemption for foreign employees. Except for these foreign employees, we did not exclude from the calculation of the median employee any other employees pursuant to any other permitted exemptions. We did not apply any cost-of-living adjustments as part of the calculation.
We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.
However, because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies (including other companies within our peer group) may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Tandem Diabetes Care	65	2026 Proxy Statement

Compensation Discussion and Analysis
PAY VERSUS PERFORMANCE TABLE
The table below sets forth key pay versus performance metrics for the past four fiscal years. Compensation Actually Paid (CAP) does not represent the value of cash and shares of our Common Stock received by NEOs during the year, but rather is an amount calculated under SEC rules and includes year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, amounts under the caption CAP below differ from compensation actually received by our NEOs and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	CAP to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return TSR(4)	Net Income (loss) ($ in millions)(5)	Sales ($ in millions)(6)
2025	$6,858,503	$2,919,024	$1,970,448	$1,579,586	$22.97	$99.39	$(204.7)	$1,014.7
2024	$8,526,238	$6,793,928	$1,945,074	$1,752,852	$60.43	$105.42	$(96.0)	$940.2
2023	$4,651,603	$1,510,100	$1,497,536	$1,086,227	$49.62	$106.34	$(222.6)	$747.7
2022	$6,378,515	$(8,343,937)	$1,746,125	$(3,175,063)	$75.41	$99.81	$(94.6)	$801.2
2021	$5,739,882	$16,412,581	$1,616,639	$5,058,736	$252.51	$125.43	$15.6	$702.8
1)John F. Sheridan, our Chief Executive Officer, was our Principal Executive Officer (PEO) for each year reported.
2)The non-PEO NEOs, for each year reported were as follows:
• 2025: Elizabeth A. Gasser, Shannon Hansen, Mark D. Novara and Leigh A. Vosseller
• 2024: Elizabeth A. Gasser, Jean-Claude Kyrillos, Susan M. Morrison, Mark D. Novara and Leigh A. Vosseller
• 2023: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison, Mark D. Novara and Leigh A. Vosseller
• 2022: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller
• 2021: David B. Berger, Elizabeth A. Gasser, Brian B. Hansen, Susan M. Morrison and Leigh A. Vosseller
3)SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine CAP as reported in the table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the adjustments that were made to determine the CAP for the PEO and the average for non-PEO NEOs in 2025:

Year	Executive(s)	Summary Compensation Table Total	Deduct: Stock Awards Granted in Year	Add: Year-End Fair Value of Unvested Equity Awards Granted in Year*	Add: Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years	Add: Change in Year-End Fair Value of Equity Awards Granted in Prior Years Which Vested in Year	CAP
2025	PEO	$6,858,503	$(5,367,796)	$5,240,252	$(2,611,510)	$(1,200,425)	$2,919,024
	Non-PEO NEOs	$1,970,448	$(1,226,792)	$1,197,646	$(166,600)	$(195,116)	$1,579,586
*The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
4)For the relevant fiscal year, represents the cumulative TSR of our Common Stock and the NASDAQ Health Care Index (IXHC) at the end of each fiscal year. TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020.
5)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
6)As required by Item 402(v) of Regulation S-K, we have determined that Sales is the Company-Selected Measure.

Tandem Diabetes Care	66	2026 Proxy Statement

Compensation Discussion and Analysis
Relationship Between Pay and Performance
We believe CAP in each of the years reported above and over the four-year cumulative period is reflective of the Committee’s emphasis on “pay-for-performance.” The chart below shows how PEO and non-PEO NEO CAP fluctuated year-over-year, primarily due to the result of our varying levels of achievement against pre-established performance goals under our short-term cash incentive plan (STIP).

Compensation Actually Paid (CAP) vs Sales*
CAP (in Millions)
$20
$10
$0
$-10
Sales (in Millions)
$1,250
$1,000
$750
$500
$250
$0
$703
$801
$748
$940
$1,015
2021
2022
2023
2024
2025
Average non-PEO NEO CAP
PEO CAP
Sales

*Annual sales for 2024, 2023 and 2022 include the effect of net sales recognized (deferred) of $30.2 million, ($25.1) million and ($3.5) million, respectively. This related to the accounting treatment associated with our Tandem Choice Program offering, which began in September 2022 and ended December 31, 2024, to provide a pathway to eligible t:slim X2 customers to ownership of our newest hardware platform, Tandem Mobi, for a fee when available. There was no comparative adjustment to pump sales in 2025.

Tandem Diabetes Care	67	2026 Proxy Statement

Compensation Discussion and Analysis

Compensation Actually Paid (CAP) vs Net Income (Loss)
$20
$10
$0
$-10
CAP ($ in Millions)
$—
$(50)
$(100)
$(150)
$(200)
Net Income (Loss) (in Millions)
$16
$(95)
$(223)
$(96)
$(205)
2021
2022
2023
2024
2025
Average non-PEO NEO CAP
PEO CAP
Net Income (Loss)

Comparison of Cumulative TSR
Cumulative TSR
CAP ($ in millions)
200.00
100.00
0.00
20.00
10.00
0.00
(10.00)
$253
$75
$50
$60
$23
2021
2022
2023
2024
2025
Average Non-PEO NEO CAP
PEO CAP
Tandem Diabetes Care, Inc
NASDAQ Health Care Index

Tandem Diabetes Care	68	2026 Proxy Statement

Compensation Discussion and Analysis
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The most important financial performance measures used by the company to link CAP to the company’s NEOs for the most recently completed fiscal year to the company’s performance are set forth below.
Please see the section entitled “Compensation Discussion and Analysis” for additional information regarding the metrics used in the Company’s executive compensation program.

Most Important Performance Measures Used to Link CAP to Company Performance:

Sales
Gross Margin
Adjusted EBITDA Margin*
New Product Launch Timing
Customer Satisfaction
*EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. GAAP refers to accounting principles generally accepted in the United States of America. EBITDA is defined as net income (loss) excluding income taxes, interest and other non-operating items and depreciation and amortization. Adjusted EBITDA further adjusts to exclude non-cash stock-based compensation expense, acquired in-process research and development, adjustments for the Tandem Choice program and other one time or non-recurring items. In particular, from the launch of Tandem Choice Program in September 2022 through the end in February 2024, the Company deferred a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elected to participate in Tandem Choice, the Company recognized the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition was based on either (a) an affirmative election to participate in Tandem Choice or (b) expiration of the right to participate at program expiration, provided all obligations under the Tandem Choice program were satisfied. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by non-GAAP sales (GAAP sales excluding adjustments for Tandem Choice program).
Please see the section entitled “Compensation Discussion and Analysis” for additional information regarding the metrics used in the Company’s executive compensation program.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
We have not granted stock options, stock appreciation rights, or similar instruments with option-like features since 2022 and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Tandem Diabetes Care	69	2026 Proxy Statement

Compensation Discussion and Analysis
Director Compensation
DIRECTOR COMPENSATION OVERVIEW
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain diverse, qualified and experienced individuals to serve as our directors, and to align our directors’ interests with those of our stockholders.
DIRECTOR COMPENSATION PROGRAM FOR 2025
During 2025, our non-employee directors earned a cash retainer for service on our board of directors and an additional amount for service on each committee of which the director was a member. The Chair of our board of directors earned a higher annual retainer for such service (which was in lieu of, and not in addition to, director annual retainers), and the chair of each committee earned a higher annual retainer for such service (which was in lieu of, and not in addition to, member annual retainers). The annual cash retainers for directors and committee members were pro-rated based on the period of time during which service was provided during the year and generally were paid on a quarterly basis.
Under the director compensation program, the annual fees non-employee directors earned for service on our board of directors, and for service on each committee of our board of directors of which the director was a member, during 2025 were as follows:

	Member Annual Retainer	Chair Annual Retainer

Board of Directors	$60,000	$120,000
Audit Committee	$11,000	$25,000
Compensation Committee	$9,000	$20,000
Nominating and Corporate Governance Committee	$7,000	$17,000
Cybersecurity and Data Privacy Oversight Committee	$6,000	$15,000
For 2025, each non-employee director who commenced service on our board of directors was eligible to receive an onboarding award consisting of restricted stock units in such number or quantity of shares (rounded down to the nearest whole number of shares) determined by dividing $300,000 by an average of the daily closing market price of our Common Stock for the 15-trading day period ending on the 5th trading day before the grant date. The initial onboarding grants of restricted stock units vest in equal annual installments over a three-year period, subject to the director’s continued service.
In addition, on the date of the 2025 annual meeting of stockholders, each non-employee director continuing to serve as a director following the annual meeting was granted restricted stock units in such number or quantity of shares (rounded down to the nearest whole number of shares) determined by dividing $180,000 by an average of the daily closing market price of our Common Stock for the 15-trading day period ending on the 5th trading day before the grant date. These annual grants were prorated based on the number of full months of service on our board of directors since the prior annual meeting of stockholders, and vest annually.

Tandem Diabetes Care	70	2026 Proxy Statement

Compensation Discussion and Analysis
DIRECTOR COMPENSATION TABLE
The following table provides a summary of the compensation of our non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)	Total

Sandra Beaver(3)	$2,500	$376,704	$379,204
Myoungil Cha	$66,500	$189,632	$256,132
Peyton Howell	$77,500	$189,632	$267,132
Joao Malagueira	$69,750	$189,632	$259,382
Kathleen McGroddy-Goetz	$80,500	$189,632	$270,132
Rebecca Robertson	$130,459	$189,632	$320,091
Rajwant Sodhi	$79,500	$189,632	$269,132
Christopher Twomey	$82,500	$189,632	$272,132
1)Amounts listed reflect cash retainers paid during 2025 for service on our board of directors and committees, in accordance with our non-employee director compensation program. Cash retainers are paid in arrears in quarterly installments.
2)Amounts listed reflect the grant date fair value of RSUs granted during 2025, computed in accordance with FASB ASC 718. A discussion of our valuation assumptions can be found in Note 8 of the “Notes to Financial Statements” included in Item 8 of our Annual Report.
3)Ms. Beaver was appointed to serve as a member of the Board of Directors on November 7, 2025.
The following table summarizes the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2025:

Name	Aggregate Number of RSU Awards	Aggregate Number of Option Awards

Sandra Beaver	20,242	—
Myoungil Cha	8,759	—
Peyton Howell	8,759	—
Joao Malagueira	8,759	—
Kathleen McGroddy-Goetz	8,759	—
Rebecca Robertson	8,759	33,447
Rajwant Sodhi	8,759	—
Christopher Twomey	8,759	37,432

Tandem Diabetes Care	71	2026 Proxy Statement

Compensation Committee Report
Compensation
Committee Report
The compensation committee of the board of directors of Tandem Diabetes Care, Inc. reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we recommended to the board of directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into the Company’s Annual Report for the fiscal year ended December 31, 2025.
The foregoing report has been furnished by the compensation committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Peyton Howell, Chair
Rebecca Robertson
Myoungil Cha
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Tandem Diabetes Care	72	2026 Proxy Statement

Audit Committee Report
Audit Committee Report
The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received from Ernst & Young LLP the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.
In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2025.
The foregoing report has been furnished by the audit committee.
Respectfully submitted,
AUDIT COMMITTEE
Christopher Twomey, Chair
Sandra Beaver
Joao Malagueira
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Tandem Diabetes Care	73	2026 Proxy Statement

Additional Information
Additional Information
Proposals for Inclusion in our 2027 Proxy Materials
If you would like to submit a proposal for inclusion in the proxy materials for our 2027 annual meeting, the proposal must be received by our Corporate Secretary at 12400 High Bluff Drive, San Diego CA 92130 on or before December 8, 2026. For any proposal to be included in the proxy statement and form of proxy for such meeting it must meet the requirements set forth in applicable SEC rules.
Under our Bylaws, a stockholder who wishes to make a proposal at the annual meeting of stockholders to be held in 2026, without including the proposal in our proxy statement and form of proxy relating to that meeting, must notify us no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027. Our Bylaws specify certain requirements regarding any such notice and the inclusion of any proposal for such meeting must meet the requirements set forth in our Bylaws.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or the Company. Direct your written request to Tandem Diabetes Care, Inc., Attn: Corporate Secretary, 12400 High Bluff Drive, San Diego, California 92130 or contact our Corporate Secretary at (858) 336-6900.
Annual Report
A copy of our proxy materials, including this Proxy Statement and the Annual Report, are available online at www.proxyvote.com. Please see the section entitled “General Information” above for additional information. The Annual Report, however, is not part of this proxy solicitation material.
Any person who was our stockholder on the Record Date may request a copy of our Annual Report, and it will be furnished without charge. Requests should be directed in writing to Tandem Diabetes Care, Inc., 12400 High Bluff Drive, San Diego CA 92130, Attention: Corporate Secretary, or by telephone to (858) 366-6900.
Additional Business
We do not know of any business other than that described in this Proxy Statement that will be submitted for consideration by our stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, or at any adjournment or postponement thereof, the shares of our Common Stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.
By Order of the Board of Directors,
John Sheridan
President and Chief Executive Officer
San Diego, California
April 7, 2026

Tandem Diabetes Care	74	2026 Proxy Statement

Appendix A
Appendix A

TANDEM DIABETES CARE, INC.

2023 LONG-TERM INCENTIVE PLAN, AS AMENDED

Adopted by the Board of Directors on April 7, 2023
Approved by the stockholders on May 24, 2023
Amended by the Board of Directors on April 4, 2024
Approved by the stockholders on May 22, 2024
Amended by the Board of Directors on March 22, 2026
[Approved by the stockholders on May 20, 2026]

ARTICLE 1. PURPOSES OF THE PLAN

1.1Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2. DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1"Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee. With reference to the duties of the Board (or Committee) under the Plan which have been delegated to one or more persons pursuant to Section 9.2, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2"Affiliated Company" means:

(a)with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively, or any successor provisions; and

(b)with respect to Nonqualified Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights, any entity described in paragraph (a) of this Section 2.2, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 "Applicable Law" means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

2.4"Awards" means Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights granted in accordance with the terms of the Plan.

Tandem Diabetes Care	A-1	2026 Proxy Statement

Appendix A
2.5"Award Agreements" means an Option Agreement, Restricted Stock Agreement, Restricted Stock Units Agreement and/or a Stock Appreciation Rights Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of the Plan.

2.6"Base Price" means the price per share of Common Stock for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon exercise thereof.

2.7"Board" means the Board of Directors of the Company.

2.8"Cause" means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

2.9"Change in Control" means:

(c)The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction or series of financing transactions;

(d)A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(e)A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(f)The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

Notwithstanding the foregoing, if (i) a transaction does not qualify as a change in control event within the meaning of Section 409A of the Code and (ii) treating such transaction as a Change in Control would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Award Agreement are not exempt therefrom), then such transaction will not be deemed a Change in Control.

2.10"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.11"Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section

Tandem Diabetes Care	A-2	2026 Proxy Statement

Appendix A

2.13"Company" means Tandem Diabetes Care, Inc., a Delaware corporation, or any entity that is a successor to the Company.

2.14"Continuous Service" Unless otherwise provided in the Award Agreement, the terms of which may be different from the following, “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including permanent Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a consultant or other Service Provider. Notwithstanding the foregoing, if (i) a termination, leave of absence, resignation, expiration or other cessation of engagement or employment does not qualify as a separation from service from the Company within the meaning of Section 409A of the Code and (ii) treating such termination, leave of absence, resignation, expiration or other cessation of engagement or employment as a termination of Continuous Service would cause, give rise to or otherwise result in a failure to satisfy the distribution requirements of Section 409A(a)(2)(A) of the Code (to the extent the Plan and the applicable Award Agreement are not exempt therefrom), then such termination, leave of absence, resignation, expiration or other cessation of engagement or employment will not be deemed a termination of Continuous Service.

2.15"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties and for purposes of non-qualified deferred compensation subject to Section 409A of the Code that is payable on or by reference to a Disability, “Disability” shall have the meaning ascribed to in the Section 409A of the Code.

2.16"Effective Date" means May 24, 2023, the date on which the Company’s stockholders approved the Plan.

2.17"Exchange Act" means the U.S. Securities and Exchange Act of 1934, as amended.

2.18"Exercise Price" means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.19"Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

(a)If the Common Stock is then listed or admitted to trading on The Nasdaq Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The Nasdaq Stock Market or principal stock exchange on which the Common Stock is then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on The Nasdaq Stock Market or such exchange on the last preceding day on which a closing sale price is reported.

(b)If the Common Stock is not then listed or admitted to trading on The Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over‑the‑counter market on the date of valuation.

(c)If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.20"FINRA Dealer" means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.21"Full Value Award" means any Award or corresponding Predecessor Plan Award, other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the

Tandem Diabetes Care	A-3	2026 Proxy Statement

Appendix A
Award is reduced by) an amount equal to or exceeding the Fair Market Value of the shares of Common Stock, determined as of the date of grant.

2.22"Incentive Option" means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.23"Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

2.24"Insider Trading Policy" means the insider trading policy of the Company, as adopted by the Board and then in effect.

2.25"New Incentives" has the meaning set forth in Section 11.1(b).

2.26"Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.8 below, it shall to that extent constitute a Nonqualified Option.

2.27"Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

2.28"Option" means any option to purchase Common Stock granted pursuant to this Plan.

2.29"Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.30"Optionee" means any Participant who holds an Option.

2.31"Participant" means an individual or entity that holds Awards under this Plan.

2.32"Performance Criteria" means the criteria that the Administrator may select from time to time for purposes of establishing the performance goals or objectives applicable to the vesting of any Incentive Option, Nonqualified Option, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights granted under the Plan, which may include, but is not limited to, any of the following (which may be applicable to the Company, an Affiliated Company, a division, business unit or product of the Company or any Affiliated Company, or any combination of the foregoing, and which may be stated as an absolute amount, a target percentage over a base percentage or absolute amount, or the occurrence of a specific event): revenue or sales, gross profit (loss), operating income (loss), earnings (loss) before interest, taxes, depreciation and amortization (EBITDA); net income (loss) (either before or after interest, taxes, depreciation and/or amortization), cash flow, cash or working capital balance, changes in the market price of the Common Stock, earnings (loss) per share of Common Stock (EPS), product development or regulatory milestones, acquisitions or strategic transactions, return on capital, assets, equity, or investment, total stockholder return, expense amount or reduction, operating efficiency, number of customers and customer satisfaction, recruiting and maintaining personnel, improvement in workforce diversity, fostering health and wellbeing, furthering climate positive actions, and other environmental, social or governance objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

2.33"Plan" means this 2023 Long-Term Incentive Plan of the Company, as amended.

2.34"Predecessor Plan" means the Tandem Diabetes Care, Inc. Amended and Restated 2013 Stock Incentive Plan.

2.35"Purchase Price" means the purchase price per share of Restricted Stock.

2.36"Restricted Stock" means shares of Common Stock issued pursuant to Article 7, subject to any restrictions and conditions as are established pursuant to such Article 7.

Tandem Diabetes Care	A-4	2026 Proxy Statement

Appendix A

2.37"Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Restricted Stock under the Plan.

2.38"Restricted Stock Unit" means a right to receive an amount equal to the Fair Market Value of one share of Common Stock, issued pursuant to Article 6, subject to any restrictions and conditions as are established pursuant to Article 6.

2.39"Restricted Stock Unit Agreement" means the written agreement evidencing the grant of Restricted Stock Units to a Participant under the Plan.

2.40"Securities Act" means the U.S. Securities Act of 1933, as amended.

2.41"Service Provider" means an employee, consultant, director or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.42"Stock Appreciation Right" means a right issued pursuant to Article 8, subject to any restrictions and conditions as are established pursuant to Article 8, that is designated as a Stock Appreciation Right.

2.43"Stock Appreciation Right Agreement" means the written agreement entered into between the Company and a Participant evidencing the grant of Stock Appreciation Rights under the Plan.

2.44"Tax-Related Items" means U.S. federal, state and/or local taxes, and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item that may be due) required by law to be withheld, including any employer liability shifted to the Participant under the terms of the applicable Award Agreement or otherwise.

2.45"10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3. ELIGIBILITY

3.1Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2Nonqualified Options; Restricted Stock Units; Restricted Stock and Stock Appreciation Rights. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights under the Plan.

3.3Award Limitations.

a.Minimum Vesting Requirement. Any Award granted under the Plan shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date. Notwithstanding the foregoing, (i) up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 4.1) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate, and (ii) the Administrator may

Tandem Diabetes Care	A-5	2026 Proxy Statement

Appendix A
accelerate the vesting of awards prior to the first anniversary of the applicable grant date as provided in Section 9.3 hereof.

b.Annual Limitation. Subject to adjustment as to the number and kind of shares pursuant to Section 4.2, for grants to Participants that are non-employee directors of the Company, the aggregate grant date fair value of Awards granted during any one fiscal year of the Company, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $750,000 (on a per-director basis); provided however that the limitation that will apply in the fiscal year in which the non-employee director is initially appointed or elected to the Board shall instead be $1,000,000. For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes. For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an employee or consultant but not as a non-employee director, shall count towards this limitation.

3.5Deferrals. To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”).

ARTICLE 4. PLAN SHARES

4.1Shares Subject to the Plan. The maximum number of shares of Common Stock reserved and available for issuance under this Plan shall not exceed 8,862,184 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2, which number is the sum of (i) 2,602,184 shares initially available for issuance under the Plan, plus (ii) an additional 3,000,000 shares that were approved at the Company’s 2024 Annual Meeting of Stockholders, plus (iii) an additional 3,260,000 shares that were approved at the Company’s 2026 Annual Meeting of Stockholders. Following the Effective Date, no further shares will be granted as awards under the Predecessor Plan unless the Plan is not approved by stockholders. Subject to such overall limitation, the maximum aggregate number of shares of Common Stock that may be issued in the form of Incentive Options shall not exceed 5% of the aggregate number of Shares authorized for issuance under this Plan. For purposes of this limitation, in the event that (a) all or any portion of any Options or Stock Appreciation Rights granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, or (c) all or any portion of any Restricted Stock Units or Restricted Stock granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to or covered by the unexercised or unvested portion of such Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock or the shares of Common Stock so reacquired shall again be available for grant or issuance under the Plan. In addition, to the extent shares of Common Stock covered by a Full Value Award are retained or are otherwise not issued by the Company in order to satisfy withholding obligations for Tax-Related Items in connection with the Full Value Award, such shares of Common Stock shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. The shares available for issuance under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company.

4.2Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to or covered by outstanding Award

Tandem Diabetes Care	A-6	2026 Proxy Statement

Appendix A
Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5. OPTIONS

5.1Grant of Stock Options. The Administrator (or pursuant to Section 9.2, an officer of the Company) shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

5.2Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Option Agreement may be different from each other Option Agreement.

5.3Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424 of the Code.

5.4Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by Applicable Law.

5.5Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Options unless a later date is otherwise specified by the Administrator. The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.7Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

Tandem Diabetes Care	A-7	2026 Proxy Statement

Appendix A
5.8Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.9Nontransferability of Options. Except as otherwise provided in this Section 5.9, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (a) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (b) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (c) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act.

5.10Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised in accordance with the terms of the relevant Option Agreement.

5.11Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock on such terms and conditions as the Administrator shall determine from time to time.

5.12Notice of Disqualifying Disposition of Incentive Option Shares. If a Participant sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to the exercise of an Incentive Option on or before the later of (i) the date two (2) years after the date of grant of such Incentive Option, or (ii) the date one (1) year after the date of exercise of such Incentive Option, such Participant shall immediately notify the Company in writing of such disposition.

5.13Compliance with Code Section 409A. Notwithstanding anything in this Article 5 to the contrary, to the extent that any Option is subject to Code Section 409A, the Option is intended to be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 6. RESTRICTED STOCK UNITS

6.1Grants of Restricted Stock Units. The Administrator shall have the right to grant pursuant to this Plan Restricted Stock Units subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.\

6.2Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Unit Agreement. Each Restricted Stock Unit Agreement shall be in such form, and shall set forth such other terms, conditions, and restrictions of the Restricted Stock Unit Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Restricted Stock Unit Agreement may be different from each other Restricted Stock Unit Agreement.

6.3Vesting of Restricted Stock Units. Each Restricted Stock Unit shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

Tandem Diabetes Care	A-8	2026 Proxy Statement

Appendix A

6.4Form and Timing of Settlement. Except as otherwise provided in a Restricted Stock Unit Agreement, settlement in respect of vested Restricted Stock Units will be automatic upon vesting thereof. Payment in respect thereof will be made no later than thirty (30) days thereafter and may, in the discretion of the Administrator, be in cash, shares of Common Stock of equivalent Fair Market Value as of the date of vesting, or a combination of both, except as otherwise provided in a Restricted Stock Unit Agreement.

6.5Rights as a Stockholder. Holders of Restricted Stock Units shall have no rights or privileges as a stockholder with respect to any shares of Common Stock covered thereby unless and until they become owners of shares of Common Stock following settlement in respect of such Restricted Stock Units, in whole or in part, in shares of Common Stock, pursuant to the terms, restrictions and conditions set forth in the relevant Restricted Stock Unit Agreement.

6.6Restrictions. Restricted Stock Units may not be sold, pledged, or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Unit Agreement or as authorized by the Administrator.

6.7Compliance with Code Section 409A. Notwithstanding anything in this Article 6 to the contrary, all awards of Restricted Stock Units must be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 7. RESTRICTED STOCK

7.1Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue shares of Restricted Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved. The Purchase Price of Restricted Stock (which may be zero) shall be determined by the Administrator.

7.2Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 7.3 and has executed and delivered to the Company the applicable Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth such terms, conditions, and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

7.3Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the Participant’s promissory note in a form and on terms acceptable to the Administrator; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by Applicable Law.

7.4Vesting of Restricted Stock. Each share of Restricted Stock shall vest in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria as shall be determined by the Administrator.

7.5Rights as a Stockholder. Upon complying with the provisions of Section 7.2, a Participant shall have the rights of a stockholder with respect to Restricted Stock, including voting and dividend rights (subject to Section 9.6), subject to the terms, restrictions and conditions set forth in the relevant Restricted Stock Agreement.

Tandem Diabetes Care	A-9	2026 Proxy Statement

Appendix A
7.6Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

7.7Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all awards of Restricted Stock must be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 8. STOCK APPRECIATION RIGHTS

8.1Grants of Stock Appreciation Rights. The Administrator shall have the right to grant pursuant to this Plan, Stock Appreciation Rights subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify whether and the extent to which such Performance Criteria were achieved.

8.2Stock Appreciation Right Agreements. A Participant shall have no rights with respect to the Stock Appreciation Rights covered by a Stock Appreciation Right Agreement until the Participant has executed and delivered to the Company the applicable Stock Appreciation Right Agreement. Each Stock Appreciation Right Agreement shall be in such form and shall set forth the Base Price and such other terms, conditions and restrictions of the Stock Appreciation Right Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem appropriate. Each such Stock Appreciation Right Agreement may be different from each other Stock Appreciation Right Agreement.

8.3Base Price. The Base Price per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator and will be not less than 100% of Fair Market Value on the date the Stock Appreciation Right is granted. However, a Stock Appreciation Right may be granted with a Base Price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A of the Code.

8.4Term and Termination of Stock Appreciation Rights. The term and provisions for termination of each Stock Appreciation Right shall be as fixed by the Administrator, but no Stock Appreciation Right may be exercisable more than ten (10) years after the date it is granted.

8.5Vesting and Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives as shall be determined by the Administrator.

8.6Amount, Form and Timing of Settlement. Upon exercise of a Stock Appreciation Right, the Participant who holds such Stock Appreciation Right will be entitled to receive payment from the Company in an amount equal to the product of (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Base Price per share of Common Stock covered by such Stock Appreciation Right and (b) the number of shares of Common Stock with respect to which such Stock Appreciation Right is being exercised. Payment in respect thereof will be made no later than thirty (30) days after such exercise, provided that such payment will be made in a manner such that no amount of compensation will be treated as deferred under Treasury Regulation Section 1.409A‑1(b)(5)(i)(D). Such payment may, in the discretion of the Administrator, be in cash, shares of Common Stock of equivalent Fair Market Value as of the date of exercise, or a combination of both, except as specifically provided in the Stock Appreciation Right Agreement.

8.7Rights as a Stockholder. Holders of Stock Appreciation Rights shall have no rights or privileges as a stockholder with respect to any shares of Common Stock covered thereby unless and until they become owners of shares of Common Stock following settlement in respect of such Stock Appreciation Rights, in whole or in part, in shares of Common Stock, pursuant to the terms, restrictions and conditions set forth in the relevant Stock Appreciation Rights Agreement.

Tandem Diabetes Care	A-10	2026 Proxy Statement

Appendix A
8.8Restrictions. Stock Appreciation Rights may not be sold, pledged, or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, except as specifically provided in the Stock Appreciation Right Agreement or as authorized by the Administrator.

8.9Unvested Shares. The Administrator shall have the discretion to grant Stock Appreciation Rights that may be exercised or settled for unvested shares of Common Stock on such terms and conditions as the Administrator shall determine from time to time.

8.10Compliance with Code Section 409A. Notwithstanding anything in this Article 8 to the contrary, all award of Stock Appreciation Rights are intended to be structured to satisfy the requirements of Code Section 409A, or an applicable exemption, as determined by the Administrator.

ARTICLE 9. ADMINISTRATION OF THE PLAN

9.1Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee. Each of the members shall meet the independence requirements under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or the principal exchange on which the Common Stock is then listed or admitted to trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company or to such other person or body as it deems appropriate the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 9; provided, however, that in no event shall an officer of the Company or other person or body as referenced herein be delegated the authority to grant Awards to, or amend Awards held by: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Directors) or other persons or bodies to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 9.2 shall serve in such capacity at the pleasure of the Board and the Committee.

9.3Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Restricted Stock Units, Restricted Stock or Stock Appreciation Rights shall be granted, the number of shares to be represented by each Award Agreement, and the Exercise Price of such Options, the Purchase Price of the Restricted Stock and the Base Price of such Stock Appreciation Rights; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Restricted Stock Unit Agreement, Restricted Stock Agreement or Stock Appreciation Right Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award; (h) to extend the expiration date of any Option Agreement or Stock Appreciation Right Agreement; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan. Any action, decision, interpretation, or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants.

Tandem Diabetes Care	A-11	2026 Proxy Statement

Appendix A
Notwithstanding any term or provision in this Plan, the Administrator shall not have the power or authority, by amendment or otherwise to extend the expiration date of an Option or Stock Appreciation Right beyond the original expiration date of such Option or Stock Appreciation Right.

9.4Repricing Prohibited. Subject to Section 4.2, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), neither the Committee nor the Board shall amend the terms of outstanding Awards to reduce the Exercise Price of outstanding Options or the Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, Options with an Exercise Price that is less than the Exercise Price of the original Options, or Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Stock Appreciation Rights, in each case without approval of the Company’s stockholders, evidenced by a majority of votes cast.

9.5Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

9.6No Dividends on Unvested Awards. The Administrator may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding Award granted under the Plan (or portion thereof) that has not vested. For any such Award, the Administrator may provide only for the accrual of dividends or dividend equivalents that will not be payable to the Participant unless and until, and only to the extent that, such Award vests. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

ARTICLE 10. RESTRICTIONS; EXTENSIONS; LEAVES

10.1Clawback/Recovery. All Options and Stock Appreciation Rights, or any shares of Common Stock or cash issued or awarded pursuant to the exercise of Options or Stock Appreciation Rights, and all Restricted Stock and Restricted Stock Units will be subject to recoupment in accordance with any clawback or recovery policy that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

10.2Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Option Agreement or Stock Appreciation Right Agreement or other individual written agreement between the Company or any Affiliated Company and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service. “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, shall mean Cause as defined in this Plan. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Administrator, in its sole discretion. Any determination by the Administrator that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Options or Stock Appreciation Rights held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

10.3Extension of Termination Date.

Tandem Diabetes Care	A-12	2026 Proxy Statement

Appendix A

(a)If the exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the Securities Act, then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable Award Agreement) as extended for any period of time during which the exercise of the Option or Stock Appreciation Right would violate the Securities Act, and (ii) the final expiration of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

(b)Unless otherwise provided in a Participant’s Option Agreement or Stock Appreciation Right Agreement, if the sale of any Common Stock received on exercise of an Option or Stock Appreciation Right following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant), then the Option or Stock Appreciation Right will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service (as set forth in the applicable Award Agreement) as extended for any period of time during which the sale of the Common Stock received upon exercise of the Option or Stock Appreciation Right would violate the Insider Trading Policy (assuming, for this purpose, that Participant’s Continuous Service had not terminated and thus the provisions of the Insider Trading Policy continued to apply to Participant) if, and only if, such violation of the Insider Trading Policy arose during the unmodified post-termination exercise period, or (ii) the final expiration of the term of the Option or Stock Appreciation Right as set forth in the applicable Stock Option Agreement or Stock Appreciation Right Agreement.

10.4Leaves of Absence. Unless provided otherwise by the Administrator, in the event of a Participant’s leave of absence, the vesting of Awards granted hereunder will be treated as set forth in the Company’s then applicable Leave of Absence Policy.

ARTICLE 11. CHANGE IN CONTROL

11.1Options and Stock Appreciation Rights. In order to preserve a Participant’s rights with respect to any outstanding Options or Stock Appreciation Rights in the event of a Change in Control of the Company:

(a)Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options or Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options, stock appreciation rights or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)Vesting of outstanding Options or Stock Appreciation Rights shall not accelerate if and to the extent that: (i) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options or stock appreciation rights of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options or Stock Appreciation Rights (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value containing such terms and provisions as the Administrator in its discretion may consider equitable under a new incentive program (“New Incentives”). If outstanding Options or Stock Appreciation Rights are assumed, or if new options or stock appreciation rights of comparable value are issued in exchange therefor, then each such Option, new option, Stock Appreciation Right or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in

Tandem Diabetes Care	A-13	2026 Proxy Statement

Appendix A
Control transaction in exchange for the shares that would have been issued upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control and, with respect to Stock Appreciation Rights, payments in respect of such Stock Appreciation Right been made in shares, and appropriate adjustment also shall be made to the Exercise Price or Base Price such that the aggregate Exercise Price of each such Option or new option or Base Price of each Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable and in a manner satisfying the provisions of Sections 409A and 424 of the Code.

(c)If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a new option or stock appreciation right of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement or Stock Appreciation Right Agreement, the vesting of the Option, new option, Stock Appreciation Right, new stock appreciation right or New Incentive shall accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement.

(d)If vesting of outstanding Options or Stock Appreciation Rights will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option or Stock Appreciation Right for an amount of cash or other property having a value equal to (i) with respect to each Option, the amount (or “spread”) by which, (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option, and (ii) with respect to each Stock Appreciation Right, the value of the cash or other property that the Participant would have received had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(e)The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control and (ii) assumption of such Options or Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Right Agreement and may be different from and have precedence over the provisions set forth in Sections 11.1(a) - 11.1(d) above.

(f)Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to the Participants who hold Options and Stock Appreciation Rights not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2Restricted Stock Units and Restricted Stock. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Units or Restricted Stock in the event of a Change in Control of the Company:

(a)All Restricted Stock Units and Restricted Stock shall vest in full effective as of immediately prior to the consummation of the Change in Control, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Unit Agreements or Restricted Stock Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares.

Tandem Diabetes Care	A-14	2026 Proxy Statement

Appendix A

(b)The Administrator in its discretion may provide in any Restricted Stock Unit Agreement or Restricted Stock Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Unit Agreement or Restricted Stock Agreement or substitutes new agreements of comparable value and containing such terms and provisions as the Administrator in its discretion may consider equitable covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares), then the Restricted Stock Units or Restricted Stock or any substituted shares covered thereby shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other Service Provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Unit Agreement or Restricted Stock Agreement.

(c)If vesting of outstanding Restricted Stock Units or Restricted Stock will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Restricted Stock Unit or Restricted Stock for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received had the Restricted Stock vested immediately prior to the Change in Control.

(d)The Administrator shall have the discretion to provide in each Restricted Stock Unit Agreement or Restricted Stock Agreement other terms and conditions that relate to (i) vesting of such Restricted Stock Units or Restricted Stock in the event of a Change in Control and (ii) assumption of such Restricted Stock Unit Agreements or Restricted Stock Agreements or issuance of substitute new agreements of comparable value in the event of a Change in Control. The aforementioned terms and conditions may vary in each Restricted Stock Unit Agreement or Restricted Stock Agreement and may be different from and have precedence over the provisions set forth in Sections 11.2(a) - 11.2(c) above.

11.3Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of a dissolution, liquidation or winding up of the Company, all outstanding Awards will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition under an award of Restricted Stock or pursuant to early exercise of an Option, may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution, liquidation or winding up is completed but contingent on its completion.

ARTICLE 12. AMENDMENT AND TERMINATION OF THE PLAN

12.1Amendments. The Board may from time to time alter, amend, suspend, or terminate this Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension, or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by Applicable Law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. The Board may also adopt amendments of the Plan relating to certain nonqualified deferred compensation under Section 409A of the Code and/or ensuring the Plan or any Awards granted under the Plan are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of Applicable Law.

12.2Foreign Participants. The Board may from time to time adopt such procedures, terms and conditions and sub-plans as are necessary or appropriate to facilitate participation in the Plan by Service Providers who are foreign nationals or employed or providing services outside the United States (provided that Board approval will not be necessary for immaterial

Tandem Diabetes Care	A-15	2026 Proxy Statement

Appendix A
modifications to the Plan or any Award Agreements that are required or advisable for compliance with the laws of the relevant foreign jurisdiction).

12.3Plan Termination. Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 13. TAXES

13.1Withholding. The Company or any Affiliated Company, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company or one or more of its Affiliated Companies, the amount of any Tax-Related Items concerning a Participant arising as a result of the Participant’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliated Company, as applicable, to satisfy such Tax-Related Items. The Company may defer making payment of an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction, and neither the Company nor any Affiliated Company shall have any liability to any Participant for exercising the foregoing right. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, one or a combination of the following: (a) having the Participant pay an amount in cash (by check or wire transfer), (b) having the Company or Affiliated Company withhold from the Participant’s wages or other cash compensation; (c) having the Company withholding from the proceeds of the sale of shares of Common Stock underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; (d) having the Company withhold shares of Common Stock otherwise issuable under an Award (or allowing the return of shares of Common Stock) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (e) having the Participant deliver shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Company to avoid adverse accounting treatment under applicable accounting standards) sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items; (f) requiring the Participant to repay the Company or Affiliated Company, as applicable, in cash or in shares of Common Stock, for Tax-Related Items paid on the Participant’s behalf, or (vii) any other method of withholding determined by the Committee that is permissible under Applicable Laws.

13.2Compliance with Section 409A of the Code. Options, Restricted Stock Units, Restricted Stock and Stock Appreciation Rights will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or grant, payment, settlement, or deferral thereof is subject to Section 409A of the Code such Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral thereof will not be subject to the additional tax or interest applicable under Section 409A of the Code. Notwithstanding the generality of the preceding sentence, to the extent any grant, payment, settlement or deferral of an Award subject to Section 409A is subject to the requirement under Section 409A(a)(2)(B)(i) of the Code that such grant, payment, settlement or deferral be delayed until six (6) months after Participant’s separation from service if Participant is a specified employee within the meaning of the aforesaid section of the Code at the time of such separation from service, then such grant, payment, settlement or deferral will not be made before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of such Participant).

13.3No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award under the Plan for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 13.2 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without

Tandem Diabetes Care	A-16	2026 Proxy Statement

Appendix A
regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliated Company based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliated Company will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

ARTICLE 14. MISCELLANEOUS

14.1Benefits Not Alienable. Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge, or other disposition shall be without effect.

14.2No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising any right under any outstanding Awards under the Plan. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or any other form of Award under the Plan or a possible period in which such Option or other Award may not be exercised. The Company has no duty or obligation to reduce the tax consequences of any Award granted to a Participant under the Plan.

14.3Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.4Fractional Shares. Unless the Administrator otherwise determines, no fractional shares of Common Stock shall be issued and the Administrator, in its discretion, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

14.5Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements or Restricted Stock Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.6Governing Law. The Plan and any Agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.7Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders or as otherwise required by Applicable Law.

14.8Stockholder Approval. This Plan shall be effective as of the approval of the stockholders of the Company.

Tandem Diabetes Care	A-17	2026 Proxy Statement

Appendix A
14.9Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

Tandem Diabetes Care	A-18	2026 Proxy Statement

Appendix B
Appendix B

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TANDEM DIABETES CARE, INC.

Tandem Diabetes Care, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on January 7, 2008.

SECOND: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law (the “DGCL”), adopted resolutions amending its Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), as follows:

The second paragraph of Paragraph A of “Article 5 – Directors and Stockholders” of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“Subject to the rights of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, any director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

THIRD: This Certificate of Amendment has been duly adopted and approved by the stockholders of the Corporation in accordance with Sections 211 and 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Tandem Diabetes Care, Inc. has caused this Certificate of Amendment to be signed by its Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary on    , 2026.

Tandem Diabetes Care, Inc.

By:
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary

Tandem Diabetes Care	B-1	2026 Proxy Statement

Appendix C
Appendix C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TANDEM DIABETES CARE, INC.
Tandem Diabetes Care, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that (i) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware on January 7, 2008, (ii) this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, (iii) the Amended and Restated Certificate of Incorporation of the Corporation as amended through August 1, 2023, is hereby amended and restated to read in full as follows:

* * *
ARTICLE 1 - NAME

The name of this Corporation is Tandem Diabetes Care, Inc.

ARTICLE 2 - REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3 - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time. The Corporation shall have perpetual existence.

ARTICLE 4 - CAPITAL STOCK

A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which this Corporation has authority to issue is Two Hundred Five Million (205,000,000) shares. Two Hundred Million (200,000,000) shares shall be designated Common Stock, $0.001 par value per share and Five Million (5,000,000) shares shall be designated Preferred Stock, $0.001 par value per share.

B. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including, without limitation, the number of shares constituting that series and the distinctive designation of that series; the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number

Tandem Diabetes Care	C-1	2026 Proxy Statement

Appendix C
of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

~~C. Reverse Stock Split. Effective immediately upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 9, 2017 (the “Effective Time”), each ten (10) shares of Common Stock then issued and outstanding, or held in the treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.~~

ARTICLE 5 - DIRECTORS AND STOCKHOLDERS

A. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors. Subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, ~~commencing with the~~at each annual meeting of stockholders ~~to be held in 2022~~ (each annual meeting of stockholders, an “Annual Meeting”), the directors of the Corporation shall be elected annually and shall hold office until the next Annual Meeting and ~~until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification, or removal from office. Notwithstanding the foregoing, any director in office whose terms expire at the 2023 Annual Meeting or the 2024 Annual Meeting shall continue to hold office until the end of the term for which such director was elected and~~ until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification, or removal from office. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

[Alternative 1: Subject to the rights of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.]1 [Alternative 2: Subject to the rights of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, any director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.]2

Subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Tandem Diabetes Care	C-2	2026 Proxy Statement

Appendix C

B. Meetings of Stockholders. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

C. Special Meetings of Stockholders. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

D. Advance Notice Requirements. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

E. Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a ~~written~~ consent or consents by stockholders in lieu of such a meeting.

1Alternative 1 reflects the existing provision; to be included only if the Section 141(k) Amendment described in Proposal 4 of the Corporation’s definitive proxy statement for the 2026 Annual Meeting of Stockholders is not approved by the stockholders.

2Alternative 2 reflects the Section 141(k) Amendment described in Proposal 4 of the Corporation’s definitive proxy statement for the 2026 Annual Meeting of Stockholders; to be included only if Proposal 4 is approved by the stockholders.

ARTICLE 6 - LIMITATION OF DIRECTORS’ LIABILITY

The liability of a director of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 6 shall only be prospective and shall not affect the rights or increase the liability of any director under this Article 6 in effect at the time of the alleged occurrence of any action or omission to act giving rise to such liability.

ARTICLE 7 - INDEMNIFICATION

~~To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) its directors, officers, employees and agents (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article 7 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article 7 shall only be prospective and shall not affect the rights or limit the indemnification of any director, officer, employee or agent under this Article 7 in effect at the time of the alleged occurrence of any action or omission to act giving rise to such indemnification.~~

RESERVED

ARTICLE 8 - EXCLUSIVE JURISDICTION OF DELAWARE COURTS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall be

Tandem Diabetes Care	C-3	2026 Proxy Statement

Appendix C
the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 8.

ARTICLE 9 - AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article 5, Article 6, Article 7, Article 8, Article 9 or Article 10 of this Certificate of Incorporation.

ARTICLE 10 - AMENDMENT OF BYLAWS

Subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws, subject to any restrictions which may be set forth in this Certificate of Incorporation (including any certificate of designation that may be filed from time to time); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 11 - LIMITATION OF OFFICERS’ LIABILITY

The liability of an officer of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 11 shall only be prospective and shall not affect the rights or increase the liability of any officer under this Article 11 in effect at the time of the alleged occurrence of any action or omission to act giving rise to such liability.
* * * *

and (iv) this Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections ~~228,~~ 242 and 245 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

Tandem Diabetes Care	C-4	2026 Proxy Statement

Appendix C

IN WITNESS WHEREOF, Tandem Diabetes Care, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true under penalty of perjury this day of ~~August 1~~     , ~~2023~~2026.

Tandem Diabetes Care, Inc.

By:
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary

Tandem Diabetes Care	C-5	2026 Proxy Statement

TANDEM Diabetes Care

NASDAQ GLOBAL MARKET | TNDM

Corporate Headquarters
12400 High Bluff Drive
San Diego, CA 92130
(858) 366-6900
tandemdiabetes.com

Independent Registered Public Accounting Firm
Ernst & Young LLP
4365 Executive Drive, Suite 1600
San Diego, CA 92121

Transfer Agent
Equiniti Trust Company LLC
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120
equiniti.com

DATE & TIME

Annual Stockholder Meeting

The annual meeting of Tandem Diabetes Care stockholders will be held virtually on **Wednesday, May 20, 2026 at 3 pm (PT).**

Stockholder Inquiries
Stockholders may obtain copies of our news releases, Securities and Exchange Commission filings, including Forms 10-K, 10-Q, and 8-K, and other Company information by accessing our website at investor.tandemdiabetes.com or by contacting Investor Relations at (858) 366-6900.

©2026 Tandem Diabetes Care, Inc. All rights reserved. Tandem Diabetes Care, Tandem, Tandem logos, Tandem Mobi, t:slim X2, Control-IQ, and Control-IQ+ are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

TANDEM Diabetes Care

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2026, for shares held directly, and by 11:59 P.M. ET on May 18, 2026, for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNDM2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2026, for shares held directly, and by 11:59 P.M. ET on May 18, 2026, for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87836-P46442

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TANDEM DIABETES CARE, INC.

Nominees:	For	Against	Abstain
1a. Rebecca Robertson	☐	☐	☐
1b. Sandra Beaver	☐	☐	☐
1c. Myoungil Cha	☐	☐	☐
1d. Peyton Howell	☐	☐	☐
1e. Joao Malagueira	☐	☐	☐
1f. Kathleen McGroddy-Goetz	☐	☐	☐
1g. John Sheridan	☐	☐	☐
1h. Rajwant Sodhi	☐	☐	☐
1i. Christopher Twomey	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card and Annual Report on Form 10-K are available at www.proxyvote.com

V87837-P46442

TANDEM DIABETES CARE, INC.
Annual Meeting of Stockholders
Wednesday, May 20, 2026 at 3:00 P.M., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Rebecca Robertson and Leigh Vosseller, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of TANDEM DIABETES CARE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 3:00 P.M., Pacific Time on Wednesday, May 20, 2026, or at any adjournment or postponement thereof, at www.virtualshareholdermeeting.com/TNDM2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side